                                                                   Exhibit 10.21


                    AGREEMENT AND PLAN OF REORGANIZATION

                                BY AND AMONG

                             HEALTHCENTRAL.COM,

                         HC2 ACQUISITION CORPORATION

                                     AND

                                 EPILLS INC.

                             September 28, 1999








* * * CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO A PORTION OF THIS EXHIBIT

                              TABLE OF CONTENTS

                                                                           Page
                                                                           ----

SCHEDULES

Company Disclosure Schedule
Buyer Disclosure Schedule

                    AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and
                                                     ---------
entered into as of September 28, 1999, by and among HealthCentral.com, a California corporation ("Buyer"), HC2 Acquisition Corporation, a Delaware
                         -----
corporation ("Merger Sub") and wholly owned subsidiary of Buyer, and Epills
              ----------
Inc., a Delaware corporation ("Company").
                               -------

                                  RECITALS
                                  --------

     A. The Boards of Directors of Company, Buyer and Merger Sub believe it is in the best interests of their respective companies and the shareholders of their respective companies that Company and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into Company (the "Merger") and, in furtherance thereof, have approved the Merger.
 ------

     B. Pursuant to the Merger, among other things, all outstanding shares of common stock of the Company shall be converted into shares of common stock of the Buyer (the "Buyer Common Stock") at the rate specified herein.
                   ------------------

     C. Company, Buyer and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     D. As a condition and inducement to Buyer's willingness to enter into this Agreement, certain Company stockholders holding at least 80% of the issued and outstanding capital stock of the Company have, concurrently with the execution of this Agreement, executed and delivered a Written Consent of Stockholders in the form attached as Exhibit A (the "Stockholder Consent"),
                                     ---------       -------------------
pursuant to which such stockholders have, among other things, approved this Agreement, the Merger and the transactions contemplated hereby.

     E. As a condition and inducement to Buyer's willingness to enter into this Agreement, Bergen Brunswig Drug Company ("Bergen Brunswig") and the
                                               ---------------
Company have, on or before the execution of this Agreement, executed and delivered an agreement regarding OTC/HBA fulfillment in the form attached as Exhibit B, and as amended by the Bergen Letter Agreement (the "Bergen
- ---------                                                      ------
Fullfillment Agreement").
- ----------------------

     F. As a condition and inducement to Buyer's willingness to enter into this Agreement, Bergen Brunswig and the Company have, on or before the execution of this Agreement, executed and delivered a Service Mark License and Access Agreement in the form attached as Exhibit F (the "Service Mark License
                                                         --------------------
and Access Agreement").
- --------------------

     G. As a condition and inducement to Buyer's willingness to enter into this Agreement, Bergen Brunswig or one of its subsidiaries or affiliates shall have on or before the execution of this Agreement completed its purchase of shares of Company Common Stock for an aggregate cash purchase price of $1.76 million, and Medi-Mail, Inc. ("Medi-Mail") shall have on or before the execution of this Agreement completed its purchase of shares of Company

Common Stock in accordance with the terms of the warrant held by Medi-Mail Inc. dated August 4, 1999 (the "Medi-Mail Warrant").
                                -----------------

     H. As a condition and inducement to Buyer's willingness to enter into this Agreement, Bergen Brunswig, Medi-Mail, the Company and the Buyer shall have executed and delivered the letter agreement in the form attached as Exhibit H.

     NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                  ARTICLE I

                                 THE MERGER
                                 ----------
     1.1  The Merger.  At the Effective Time (as defined in Section 1.2) and
          ----------
subject to and upon the terms and conditions of this Agreement, the Certificate of Merger attached hereto as Exhibit 1.1 (the "Certificate of
                                         -----------       --------------
Merger") and the applicable provisions of the Delaware General Corporation Law
- ------
("Delaware Law"), Merger Sub shall be merged with and into Company, the
  ------------
separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation. Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving
                                                              ---------
Corporation."
- -----------

     1.2  Closing; Effective Time.  The closing of the transactions
          -----------------------
contemplated hereby (the "Closing") shall take place as soon as practicable
                          -------
after the satisfaction or waiver of each of the conditions set forth in
Article VI hereof or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take place at the offices of Venture Law
 ------------
Group, 2775 Sand Hill Road, Menlo Park, California, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger, together with the required officers' certificates, with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the time of such filing being the "Effective Time").
                                                    --------------

     1.3  Effect of the Merger.  At the Effective Time, the effect of the
          --------------------
Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Charter Documents; Bylaws.
          -------------------------

          (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall become the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is e-Pills Inc."

          (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall become the Bylaws of the Surviving Corporation until thereafter amended.

     1.5  Directors and Officers.  At the Effective Time, the directors of
          ----------------------
Merger Sub, as in effect immediately prior to the Effective Time, shall become the directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified. The officers of the Merger Sub, as in effect immediately prior to the Effective Time, shall become the officers of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

     1.6  Effect on Capital Stock.
          -----------------------

          (a)  Merger Share Number.  The aggregate number of shares of Buyer
               -------------------
Common Stock (i) to be issued in exchange for all outstanding shares of common stock of the Company ("Company Common Stock") and (ii) reserved for issuance
                       --------------------
pursuant to options to acquire Company Common Stock ("Company Stock Options")
                                                      ---------------------
assumed in the Merger shall be 1,269,231 shares, as appropriately adjusted to reflect the effect of any stock split, reverse stock split, stock dividend or the like with respect to the Buyer Common Stock occurring after the date hereof and prior to the Effective Time (the "Merger Share Number").
                                             -------------------

          (b)  Conversion of Company Common Stock.  Subject to the terms and
               ----------------------------------
conditions of this Agreement and the Certificate of Merger as of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock, at the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled pursuant to Section 1.6(d)) shall be converted into the right to receive, subject to the provisions of Section 1.6(e) and Section 1.11 that number of shares of Buyer Common Stock determined by dividing (i) the Merger Share Number less the Excess Expense Shares (as defined in Section 5.7), if any (ii) by the Aggregate Company Shares (the "Common Exchange Ratio"). The "Aggregate Company Shares" means the aggregate
 ---------------------         ------------------------
number of shares of Company Common Stock outstanding or issuable upon exercise of outstanding Company Stock Options, whether or not exercisable, immediately prior to the Effective Time. The aggregate number of shares of Buyer Common Stock issued to the holders of Company Common Stock in the Merger are the "Merger Shares."
 -------------

          (c)  No Conversion of Warrants or Other Rights to Purchase Company
               -------------------------------------------------------------
Common Stock.  Subject to Section 1.6(f), at the Effective Time, each warrant
- ------------
and other right to purchase Company Common Stock issued and outstanding immediately prior to the Effective Time shall be exercised (to the extent such warrant or right is exercisable at such time) or terminated.

          (d)  Cancellation of Company Common Stock Owned by Company.  At the
               -----------------------------------------------------
Effective Time, all shares of Company Common Stock that are owned by Company as treasury stock immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (e)  Fractional Shares.  No fraction of a share of Buyer Common
               -----------------
Stock will be issued, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Buyer Common Stock (after aggregating all fractional shares of Buyer Common Stock to be received by such holder) shall receive from Buyer such whole number of shares of Buyer Common Stock as is equal to the precise number of shares of Buyer Common Stock to which such person would be entitled, rounded up or down to the nearest whole number (with a fractional interest equal to .5 rounded to the next greater number).

          (f)  Company Stock Options.
               ---------------------

          (1) At the Effective Time, all Company Stock Options then outstanding under the ePills Inc. 1999 Stock Option Plan (the "Option Plan"),
                                                               -----------
whether vested or unvested, shall be assumed by Buyer in accordance with this
Section 1.6(f). Each Company Stock Option so assumed by Buyer at the Effective Time will continue to have, and be subject to, the same terms and conditions set forth in the Option Plan immediately prior to the Effective Time (including, without limitation, any repurchase rights), except that (i) each Company Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Buyer Common Stock equal to the product of the number of shares of Company Common Stock that were underlying such Company Stock Option immediately prior to the Effective Time multiplied by the Common Exchange Ratio, rounded up or down to the nearest whole number of shares of Buyer Common Stock (in accordance with
Section 1.6(e)), and (ii) the per share exercise price for the shares of Buyer Common Stock issuable upon exercise of such assumed Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by the Common Exchange Ratio, rounded up or down to the nearest whole cent (in accordance with Section 1.6(e), provided however that in the case of any Company Stock Option to which Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") applies, the
                                                           ----
option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code. In connection with the assumption by Buyer of the Company Stock Options pursuant to this Section 1.6(f), Company shall be deemed to have assigned to Buyer, effective at the Effective Time, Company's right, if any, to repurchase unvested shares of Company Common Stock issuable upon the exercise of the Company Stock Options or previously issued upon the exercise of options granted under the Option Plan, in accordance with the terms of the Option Plan and the related stock option agreements and stock purchase agreements entered into under the Option Plan.

               (2) As soon as practicable after the Effective Time, Company and Buyer shall deliver to the participants in the Option Plan appropriate notice setting forth such participants' rights pursuant thereto, that Buyer has assumed all obligations of the Company under the Option Plan and that the grants pursuant to the Option Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.6 after giving effect to the Merger). Buyer shall comply with the terms of the Option Plan and the parties intend that, to the extent required by, and subject to the provisions of, such Option Plan and Sections 422 and 424(a) of the Code, that Options which qualified as incentive stock options prior the Effective Time continue to qualify as incentive stock options after the Effective Time, and this provision shall be interpreted consistent with that intent. At or prior to the Effective Time, Buyer shall provide the Company with evidence that it has taken all corporate action necessary to reserve for issuance sufficient shares of Buyer Common Stock for delivery upon exercise of Company Stock Options assumed by it in accordance with this
Section 1.6. As soon as practicable following the closing of an initial public offering of the Company's Common Stock, Buyer shall file a registration statement on Form S-8 (or any successor form) with respect to the assumed Company Stock Options.

     1.7  Surrender of Certificates.
          -------------------------

          (a)  Buyer to Provide Merger Shares. Promptly after the Effective
               ------------------------------
Time, Buyer shall make available for exchange in accordance with this Article I, through such reasonable procedures as Buyer may adopt, the shares of Buyer Common Stock issuable pursuant to Section 1.6(b) in exchange for shares of Company Common Stock outstanding immediately prior to the Effective Time, less such number of shares of Buyer Common Stock as are to be deposited into an
escrow fund (the "Escrow Fund") pursuant to Section 1.11.   The portion of the
                  -----------
Escrow Fund contributed on behalf of each holder of Company Common Stock immediately prior to the Effective Time (a "Company Stockholder") shall be in
                                            -------------------
proportion to the aggregate number of Merger Shares which such Company Stockholder would otherwise be entitled to receive in the Merger by virtue of such Company Stockholder's percentage ownership of outstanding shares of Company Common Stock immediately prior to the Effective Time (the "Pro Rata Portion").
                                                           ----------------

          (b)  Exchange Procedures.  The Company will deliver to Buyer at
               -------------------
closing all certificates (the "Certificates") which immediately prior to the
                               ------------
Effective Time represented outstanding shares of Company Common Stock, whose shares were converted into the right to receive Merger Shares pursuant to
Section 1.6, with duly and validly executed stock powers transferring such Certificates to Merger Sub. Upon surrender of a Certificate for cancellation to Buyer, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Buyer Common Stock which such holder has the right to receive pursuant to
Section 1.6 (less the number of shares of Buyer Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Section 1.11 hereof) and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Buyer Common Stock into which such shares of Company Capital Stock shall have been so converted in accordance with Section 1.6. Buyer shall be responsible for the payment of all transfer or other taxes required by reason of the issuance of certificates for shares of Buyer Common Stock to Company Stockholders who are United States residents.

          (c)  Transfers of Ownership.  If any certificate for shares of Buyer
               ----------------------
Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Buyer any transfer or other taxes required by reason of the issuance of a certificate for shares of Buyer Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Buyer or any agent designated by it that such tax has been paid or is not payable.

          (d)  No Liability.  Notwithstanding anything to the contrary in this
               ------------
Section 1.7, none of the Buyer, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8  No Further Ownership Rights in Company Common Stock.  The shares of
          ---------------------------------------------------
Buyer Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (together with the Escrow Shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.9  No Change in Rights as a Result of Merger.  The Company has no
          -----------------------------------------
repurchase rights with regard to any shares of its capital stock outstanding.

     1.10 Tax Consequences.  It is intended by the parties hereto that the
          ----------------
Merger shall constitute a reorganization within the meaning of Section 368 of the Code and will be reported as such by the Company, the Buyer, the Surviving Corporation and the Company Stockholders for all purposes.

     1.11 Escrow Agreement.  At the Effective Time or such later time as
          ----------------
determined in accordance with Section 1.12, Buyer will, on behalf of the Company Stockholders deposit in escrow certificates representing ten percent (10%) of the Merger Shares. Such shares shall be held in escrow on behalf of the Company Stockholders in accordance with each holder's Pro Rata Portion. Such shares (collectively, the "Escrow Shares") shall be held and applied pursuant to the
                    -------------
provisions of an escrow agreement (the "Escrow Agreement") to be executed
                                        ----------------
pursuant to Sections 6.2 and 6.3. The Escrow Agreement shall terminate six months after the Closing, provided that if a notice of claim is given in accordance with the Escrow Agreement before the expiration of such six month period, an amount equal to any claimed amount which has not been resolved at such termination date shall be retained in escrow until the resolution of such claim. All calculations to determine the number of Escrow Shares to be delivered by each Company Stockholder into escrow as aforesaid shall be rounded down to the nearest whole share.

     1.12 Dissenting Shares.
          -----------------

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock held by a holder who has exercised such holder's appraisal rights in accordance with Section 262 of Delaware Law, and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted
                                -----------------
into or represent a right to receive Buyer Common Stock pursuant to Section 1.6, but the holder of the Dissenting Shares shall only be entitled to such rights as are granted by Delaware Law.

          (b) Notwithstanding the provisions of Section 1.12(a), if any Company Stockholder who demands his appraisal rights with respect to such shares under Section 1.12(a) shall effectively withdraw or lose (through failure to perfect or otherwise) his rights to receive payment for such shares under Delaware Law, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Buyer Common Stock upon surrender of the Certificate or Certificates representing such shares; provided that if such holder effectively withdraws or loses his right to
- --------
receive payment for such shares after the Effective Time, then, at such time Buyer will deposit in the escrow created pursuant to the Escrow Agreement additional Certificates representing such holder's Pro Rata Portion of the Escrow Shares.

          (c) The Company shall give Buyer (i) prompt notice of any written demands for payment with respect to any shares of capital stock of the Company pursuant to the appraisal rights under Delaware Law, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company and (ii) the opportunity to participate at its own expense in all negotiations and proceedings with respect to demands for appraisal rights under Delaware Law. The Company shall not, except with the prior written consent of Buyer, voluntarily make any payment with respect to any demands for appraisal rights with respect to Company Common Stock or offer to settle or compromise any such demands.


                                 ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF COMPANY
                  -----------------------------------------

     The Company represents and warrants to the Buyer that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule attached hereto (the "Company Disclosure Schedule"). The
                                          ---------------------------
Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosures in any paragraph of the Company Disclosure Schedule shall qualify any other paragraph in this Article II where such disclosure would be appropriate to the extent that it is clear from such disclosure that it relates to such other paragraph.

     2.1  Organization, Qualification and Corporate Power.  The Company is a
          -----------------------------------------------
corporation duly organized, validly existing and in corporate and tax good standing under the laws of the state of its incorporation. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect. The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer true and complete copies of its Certificate of Incorporation and By-laws, each as amended and as in effect on the date hereof. The Company is not in default under or in violation of any provision of its Certificate of Incorporation or By-laws.

     2.2  Capitalization.  The authorized capital stock of the Company
          --------------
consists of 1,250,000 shares of Company Common Stock, of which 893,868 shares are issued and outstanding and no shares are held in the treasury of the Company. The Company has reserved an aggregate of 240,000 shares of Company Common Stock for issuance pursuant to the Option Plan, of which no shares have been exercised, 131,000 shares are subject to outstanding options, and 109,000 shares are available for issuance. Section 2.2 of the Company Disclosure Schedule sets forth a complete and accurate list of (i) all shareholders of the Company, indicating the number of shares of Company Common Stock held by each shareholder, and (ii) all holders of options and warrants, indicating the number of shares of Company Common Stock subject to each option and warrant and the vesting schedule and vesting commencement date for such option. All of the issued and outstanding shares of Company Common Stock are, and all shares of Company Common Stock that may be issued upon exercise of options and warrants will be, when issued in accordance with their terms, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock, other than the options and warrants listed in Section 2.2 of the Company Disclosure Schedule. Except as set forth in Section 2.2 of the Company Disclosure Schedule, there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements, voting trusts, proxies, or understandings with respect to the voting, or registration under the Securities Act of 1933, as amended (the "Securities Act"), of any shares of Company Common Stock. All of the issued and outstanding shares of Company Common Stock were issued in compliance with applicable federal and state securities laws.

     2.3  Authorization of Transaction.  The Company has all requisite
          ----------------------------
corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and under each of the other agreements and instruments to be executed and delivered by some or all of the parties hereto in connection with the consummation of the transactions contemplated hereby (the "Transaction Documents") to which Company is a party. All corporate
      ---------------------
action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement , the Transaction Documents and the performance of all obligations of the Company hereunder and thereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes, and each of the Transaction Documents to which Company will be a party, will constitute, a valid and legally binding obligation of the Company, enforceable in accordance with its respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     2.4  Compliance with Laws and Other Instruments.  The Company is not in
          ------------------------------------------
violation or default of any provision of its Certificate of Incorporation or Bylaws, or, to the best of its knowledge, of any instrument, judgment, order, writ, decree, lease, license, permit, contract or other arrangement to which it is a party or by which it is bound except as set forth in Section 2.4 of the Company Disclosure Schedule,, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in any such violation or default, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, lease, license, permit, contract or other arrangement or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties, or result in the acceleration of, or create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, license, permit or other arrangement to which the Company is a party or by which the Company is bound or to which its assets are subject. For purposes of this Agreement, a "Material Adverse Effect" means, with respect to a party,
                   -----------------------
any material adverse effect on the assets, business, financial condition or the results of operations of such party and its subsidiaries, if any, taken as a whole.

     2.5  Subsidiaries.  The Company does not have and has never had any
          ------------
subsidiaries or entities which it controls (as defined under federal securities laws) and does not otherwise own and has never otherwise owned any shares of stock or any interest in, or control of, directly or indirectly, any other corporation, partnership, association, joint venture or entity.

     2.6  Company Financial Statements.  The Company has attached hereto as
          ----------------------------
Section 2.6 to the Company Disclosure Schedule the unaudited balance sheet and statements of income, changes in shareholders' equity and cash flows for the period from the Company's incorporation through September 15, 1999 for the Company (the "Company's Most Recent Balance Sheet Date"). Such financial
              ----------------------------------------
statements (collectively, the "Company Financial Statements") have been
                               ----------------------------
prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods
             ----
covered thereby, fairly present the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company; provided, however, that the Company Financial Statements are subject to normal recurring year-end adjustments (which will not be material) and do not include footnotes.

     2.7  Absence of Certain Changes.  Since the Company's Most Recent Balance
          --------------------------
Sheet Date and except as set forth in Section 2.7 of the Company Disclosure Schedule, there has not been any material adverse change in the assets, business, financial condition or results of operations of the Company, nor has there occurred any event or development which could reasonably be foreseen to result in such a material adverse change in the future.

     2.8  Undisclosed Liabilities.  The Company has no liability (whether
          -----------------------
known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, except for (a) liabilities shown on the September 15, 1999 (the "Company's Most Recent Balance Sheet Date") balance sheet (the "Company's Most
 ----------------------------------------                       --------------
Recent Balance Sheet"), (b) liabilities which have arisen since the Company's
- --------------------
Most Recent Balance Sheet Date in the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount) ("Ordinary Course of Business") (c) contractual liabilities incurred in the
  ---------------------------
Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet, (d) legal and investment banking fees and expenses incurred by the Company since the Company's Most Recent Balance Sheet Date of approximately $205,000 and (e) liabilities which arose prior to the Company's Most Recent Balance Sheet Date in the Ordinary Course of Business, which have not yet been invoiced or billed to the Company, which relate to engineering contractors and which do not exceed $70,000 in the aggregate.

     2.9  Tax Matters.
          -----------

          (a) Except as set forth in Section 2.9 of the Company Disclosure Schedule, the Company has filed all Tax Returns (as defined below) that it was required to file and all such Tax Returns were correct and complete in all material respects. The Company has paid all Taxes (as defined below) owed in respect of the periods covered by such Tax Returns. The unpaid Taxes of the Company for tax periods through the date of the Company's Most Recent Balance Sheet do not exceed the accruals and reserves for Taxes set forth on the Company's Most Recent Balance Sheet. The Company has no actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company during a prior period) other than the Company and its subsidiaries. Except as set forth in Section 2.9 of the Company Disclosure Schedule, all Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity (as defined below). For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other similar
            -----
assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes. For purposes of this Agreement, "Governmental Entity" means any government, municipality or political subdivision thereof, whether federal, state, local or foreign, or any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or any court, arbitrator, administrative tribunal or public utility.

          (b) The Company has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since the Company's inception. No Tax Returns of the Company have been audited by any Governmental Entity. No examination or audit of any Tax

Returns of the Company by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. The Company has not waived any statute of limitations with respect to taxes or agreed to an extension of time with respect to a tax assessment or deficiency.

          (c) The Company is not a "consenting corporation" within the meaning of Section 341(f) of the Code and none of the assets of the Company are subject to an election under Section 341(f) of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in
Section 897(c)(l)(A)(ii) of the Code. The Company is not a party to any Tax allocation or sharing agreement.

          (d) The Company is not and has never been a member of an "affiliated group" of corporations (within the meaning of Section 1504 of the Code). The Company has not made an election under Treasury Reg. Section 1.1502-20(g). The Company is not and has not been required to make a basis reduction pursuant to Treasury Reg. Section 1.1502-20(b) or Treasury Reg. Section 1.337(d)-2T(b).

          (e) As of the date of this Agreement, the Company has not taken any action that could reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

     2.10 Assets.  Company has good and valid title to all properties,
          ------
interests in properties and assets, real and personal, necessary for the conduct of its business as presently conducted and as presently proposed to be conducted, all of which are reflected in the Company's Most Recent Balance Sheet (except properties, interests in properties and assets sold or otherwise disposed of since the Company's Most Recent Balance Sheet Date in the ordinary course of business) or acquired after the Most Recent Balance Sheet Date, or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) as set forth in Section 2.10 of Company Disclosure Schedule and (ii) the lien of current taxes not yet due and payable. The plants, property and equipment of Company that are used in the operations of its business are in good operating condition and repair subject to ordinary wear and tear and to requirements for periodic maintenance. All properties used in the operations of Company, except for those acquired after the Most Recent Balance Sheet Date, are reflected in the Company's Most Recent Balance Sheet to the extent required by GAAP. Section 2.10 of the Company Disclosure Schedule identifies each parcel of real property leased by Company, and lists each real property lease, and all personal property leases. Except as set forth in Section 2.10 of the Company Disclosure Schedule, no asset of the Company (tangible or intangible) is subject to any Security Interest. For purposes of this Agreement, "Security Interest" means any mortgage, pledge,
                             -----------------
security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation,
(iii) liens on goods in transit incurred pursuant to documentary letters of credit, and (iv) liens for Taxes not yet due and payable, in each case arising in the Ordinary Course of Business of the Company and not material to the Company. The Company does not own any real property.

     2.11 Intellectual Property.
          ---------------------

          (a) Except as set forth in Section 2.11(a) of the Company Disclosure Schedule, the Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, Internet domain names, copyrights, and any applications for such patents, trademarks, trade names, service marks, Internet domain names and copyrights, schematics, technology, trade secrets, know-how, computer software programs or applications, processes and other tangible or intangible proprietary information or material that are used to conduct its business as currently conducted, or currently planned to be conducted, including without limitation the technology, information, databases, data lists, data compilations, and all proprietary rights developed or discovered or used in connection with or contained in all versions and implementations of any World Wide Web sites, free and clear of all liens, claims and encumbrances (including without limitation licensing and distribution rights) all of which are "Intellectual Property." Section 2.11 of the Company Disclosure Schedule
     ---------------------
contains an accurate and complete (i) description of all patents and patent applications and all trademarks (indicating registered and unregistered trademarks) and applications therefor, registered copyrights, trade names, service marks and Internet domain names owned or licensed by the Company, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any such application for such issuance or registration has been filed, (ii) list of all written licenses, sublicenses and other agreements to which the Company is a party and pursuant to which any person is authorized to use any Intellectual Property rights of the Company, and (iii) list of all written licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third party Intellectual Property ("Company Third Party
                                               -------------------
Intellectual Property Rights"). The Company is not a party to any oral
- ----------------------------
license, sublicense or agreement which, if reduced to written form, would be required to be listed in Section 2.11 of the Company Disclosure Schedule under the terms of this Section 2.11(a).

          (b) All of the Company's patents, copyrights, trademarks, trade names or Internet domain name registrations related to its current or currently proposed business are valid and in full force and effect and will not be altered or impaired by the consummation of the transactions contemplated hereby. The Company is not, and will not be as a result of the execution and delivery of this Agreement or the performance of the Company's obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Company's Intellectual Property or Company Third Party Intellectual Property Rights.

          (c) Except as set forth in Section 2.11(c) of the Company Disclosure Schedule, neither the Company nor, to the Company's knowledge, any of the Company's employees has received a claim, or is aware of a reasonable basis for a claim, of infringement or violation of any Intellectual Property right of any third party. The manufacturing, marketing, licensing or sale of the products or performance of the service offerings of the Company do not infringe or violate any Intellectual Property right of any third party; and, to the knowledge of the Company, the Intellectual Property rights of the Company are not being infringed or violated by activities, products or services of any third party.

     2.12 Contracts.  Section 2.12 of the Company Disclosure Schedule lists
          ---------
all material written agreements to which the Company is a party (other than those referred to in Sections 2.11, 2.14 and 2.20 and other than those referred to in Section 6.3 or otherwise executed in connection with this Agreement), including but not limited to:

          (a) any written arrangement for the provision of products or services to customers or other third parties;

          (b) any written arrangement for the purchase of raw materials, commodities, supplies, products or other personal property or for the receipt of consulting or other services;

          (c) any written arrangement establishing a partnership, joint venture development, marketing or distribution arrangement;

          (d) any written arrangement under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

          (e) any written arrangement concerning confidentiality or noncompetition (other than standard confidentiality agreements between the Company and any of its employees in the Ordinary Course of Business);

          (f) any agreement, contract or commitment that calls for fixed and/or contingent payments or expenditures by or to the Company (including without limitation any advertising or revenue sharing arrangement).

          (g) any outstanding sales or advertising contract, commitment or proposal (including, without limitation, insertion orders, slotting agreements or other agreements under which Company has allowed third parties to advertise on or otherwise be included in Company's World Wide Web sites)

          (h) any agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by Company "at will" and without liability, penalty or premium.

          (i) any employment, independent contractor or similar agreement, contract or commitment that is not terminable on thirty (30) days' notice or less without penalty, liability or premium of any type, including, without limitation, severance or termination pay.

          (j) any written arrangement involving any of the Company Stockholders or their affiliates ("Affiliates"), as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     The Company is not a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in Section 2.12 of the Company

Disclosure Schedule. All of the agreements referenced in the Company Disclosure Schedule to which the Company is a party are valid, binding, in full force and effect and enforceable by the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity). Except as disclosed in Schedule
2.12 or 2.11 of the Company Disclosure Schedule, no such contract contains any liquidated damages, penalty or similar provision, To the Company's knowledge, no party to any such contract intends to cancel, withdraw, modify or amend such contract, agreement or arrangement. The Company is not in default under or in breach or violation of, nor, to the Company's knowledge, is there any valid basis for any claim of default by the Company under, or breach or violation by the Company of, any material provision of any contract listed on the Company Disclosure Schedule. To Company's knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any such contract.

     2.13 Accounts Receivable.  As of the Company's Most Recent Balance Sheet
          -------------------
Date, the Company had no accounts receivable. Since the Company's Most Recent Balance Sheet Date, the Company has accounts receivable in the amount of not more than $500.

     2.14 Insurance.  Section 2.14 of the Company Disclosure Schedule sets
          ---------
forth a true, correct and complete list of all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, software errors and omissions, employees, officers and directors of the Company and all claims made under any insurance policy since the date of the Company's inception. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in compliance in all material respects with the terms of such policies and bonds. Such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting businesses similar to those of the Company. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     2.15 Litigation.  Section 2.15 of the Company Disclosure Schedule
          ----------
identifies, and contains a brief description of, (a) any unsatisfied judgment, order, decree, stipulation or injunction, (b) any written claim, demand, complaint, action, suit, proceeding, or hearing or, to the Company's knowledge any investigation of or in, any Governmental Entity or before any arbitrator to which the Company or is a party or, to the knowledge of the Company, is threatened to be made a party, and (c) any written or oral claims by third persons of which the Company is aware and any reasonable basis for any third party claims. Except as set forth in Section 2.15 of the Company Disclosure Schedule, none of the demands, claims, complaints, actions, suits, proceedings, hearings, and investigations set forth in Section 2.15 of the Company Disclosure Schedule could reasonably be expected to have a Material Adverse Effect.

     2.16 Employees and Consultants.  Section 2.16 of the Company Disclosure
          -------------------------
Schedule contains a list of all current and former employees and consultants of the Company, along with the position and the annual rate or other rate as specified of compensation of each such person. Except as set forth on Section 2.16 of the Company Disclosure Schedule, each current and former employee and consultant to the Company has entered into a confidentiality and assignment of inventions agreement with the Company, a copy of each of which has previously been delivered to the Buyer. Except as set forth in Section 2.16 of the Company Disclosure Schedule, and to the knowledge of the Company, no key employee or consultant or group of employees or consultants has any plans to terminate employment or the provision of consulting services with the Company. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no knowledge of any organizational effort made or threatened, either currently or since its inception, by or on behalf of any labor union with respect to employees of the Company. The Company has no oral agreements with any employees or consultants other than as described in Section 2.16 of the Company Disclosure Schedule.

     2.17 Employee Benefits.
          -----------------

          (a) Section 2.17 of the Company Disclosure Schedule contains a complete and accurate list of all Company Employee Benefit Plans (as defined below) maintained, or contributed to, by the Company, or any Company ERISA Affiliate (as defined below). For purposes of this Agreement, "Company Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section
          -----
3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation maintained, or contributed to, by the Company or any Company ERISA Affiliate. For purposes of this Agreement, "Company ERISA Affiliate" means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or
(iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Company. Complete and accurate copies of (i) all Company Employee Benefit Plans which have been reduced to writing, (ii) written summaries, if any, of all unwritten Company Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, if any, and
(iv) all annual reports filed, if any, on IRS Form 5500, 5500C or 5500R since the Company's inception for each Company Employee Benefit Plan, have been delivered to the Buyer. Each Company Employee Benefit Plan has been administered in all material respects in accordance with its terms, and each of the Company, and the Company ERISA Affiliates has in all material respects met its obligations with respect to such Company Employee Benefit Plan and has made all contributions thereto which are required to be made prior to the date hereof. To the knowledge of the Company, the Company and all Company Employee Benefit Plans are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

          (b) There are no termination proceedings or other claims (except claims for benefits payable in the normal operation of the Company Employee Benefit Plans and proceedings with respect to qualified domestic relations orders) suits or proceedings and, to the Company's knowledge, there are no investigations by any Governmental Entity, against or involving any Company Employee Benefit Plan or asserting any rights or claims to benefits under any Company Employee Benefit Plan that could give rise to any material liability.

          (c) All the Company Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Company Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and, revocation has not been threatened, and no such Company Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost.

          (d) Neither the Company nor any Company ERISA Affiliate has ever maintained an Company Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

          (e) At no time has the Company nor any Company ERISA Affiliate been obligated to contribute to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA).

          (f) Except as set forth in Section 2.17 of the Company Disclosure Schedule, there are no unfunded obligations under any Company Employee Benefit Plan providing benefits after termination of employment to any employee of the Company or any Company ERISA Affiliate (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code and insurance conversion privileges under state law.

          (g) To the knowledge of the Company, no act or omission has occurred and no condition exists with respect to any Company Employee Benefit Plan that would subject the Company, or any Company ERISA Affiliate to any material fine, pena lty, tax or fiduciary liability imposed under ERISA or the Code.

          (h) No Company Employee Benefit Plan is funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

          (i) Except as set forth in Section 2.17 of the Company Disclosure Schedule, no Company Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company or any Company ERISA Affiliate from amending or terminating any such Company Employee Benefit Plan.

          (j) Sections 2.17 or 2.12 of the Company Disclosure Schedule discloses each: (i) written, and, to the Company's knowledge, oral, agreement with any director, officer or other employee of the Company and affiliates (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or its affiliates of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or
(C) providing severance benefits or other benefits after the termination of employment of such director, officer or employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company or its affiliates that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company or its affiliates, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Company Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     2.18 Environmental and OSHA.
          ----------------------

          (a)  Hazardous Material.  No material amount of any substance that
               ------------------
is regulated by any Governmental Entity or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, urea-formaldehyde and all substances listed pursuant to the United States Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time, and the United States Resource Recovery and Conservation Act of 1976, as amended from time to time, and the regulations and publications promulgated pursuant to said laws (a "Hazardous Material"),
                                                       ------------------
is, to the knowledge of the Company, present as a result of the actions of the Company (or, to the knowledge of the Company, as a result of any actions of any third party or otherwise) in violation of any law in effect on or before the Closing Date, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased (collectively, "Company
                                                             -------
Property").
- --------

          (b)  Hazardous Materials Activities.  The Company has not
               ------------------------------
transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company disposed of, transferred, sold or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of the Comprehensive
 ------------------------------
Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Recovery and Conservation Act of 1976, the Toxic Substances Control Act of 1976, and other applicable state or federal acts (including the rules and regulations thereunder) (collectively, "Environmental Laws") as in effect on or before the Closing Date.

          (c)  Permits.  The Company currently holds no environmental
               -------
approvals, permits, licenses, clearances and consents and none are necessary for the conduct of the

Company's Hazardous Material Activities, if any, and other business activities of the Company as such activities are currently being conducted.

     2.19 Permits.  Section 2.19 of the Company Disclosure Schedule sets forth
          -------
a list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) ("Permits") issued to or held by the Company that are material to the operation of its business. Such listed Permits are the only Permits that are required for the Company to conduct its business as presently conducted or as currently proposed to be conducted, except for those the absence of which could not reasonably be expected to have any Material Adverse Effect. Each such Permit is in full force and effect.

     2.20 Certain Business Relationships With Affiliates.  Except as set forth
          ----------------------------------------------
in Section 2.20 of the Company Disclosure Schedule, no Affiliate of the Company (a) owns any property or right, tangible or intangible, which is used in the business of the Company, (b) has any claim or cause of action against the Company, (c) owes any money to the Company, or (d) has loaned any money to the Company. Section 2.20 of the Company Disclosure Schedule describes any transactions or relationships between the Company and any Affiliate thereof.

     2.21 Brokers' Fees.  The Company has no liability or obligation to pay
          -------------
any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement other than Cruttenden Roth Incorporated.

     2.22 Minute Books.  The minute books and other similar records of the
          ------------
Company contain true and complete records of all actions taken at any meetings of the Company's shareholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting, and all charter and bylaw documents and amendments thereto. All of these documents have been delivered to counsel for the Buyer.

     2.23 Customers and Suppliers.  No material licensor to or supplier of the
          -----------------------
Company has indicated to an officer of the Company since the Company's inception that it will stop, or decrease the rate of, licensing intellectual property or supplying materials, products or services to the Company (and no officer of the Company is aware of any such indication) and no material customer of the Company has indicated to an officer of the Company since the Company's inception that it will stop, or decrease the rate of, buying, leasing or licensing materials, products or services from the Company (and no officer of the Company is aware of any such indication). Section 2.23 of the Company Disclosure Schedule sets forth a list of each supplier that is the sole supplier of any significant product, component or service to the Company.

     2.24 Corporate Approvals.  The Board of Directors of Company has (i)
          -------------------
approved this Agreement and the Merger and (ii) determined that the Merger is in the best interests of the shareholders of the Company and is on terms that are fair to such stockholders. The written consent of the Company Stockholders listed on Section 2.2 of the Company Disclosure Schedule, which is being delivered to the Buyer concurrently with signing this Agreement, is the only vote of the holders of any of the shares of Company Common Stock necessary to approve this

Agreement and the transactions contemplated hereby. Except as set forth in
Section 2.24 of the Company Disclosure Schedule, there will be no stockholders or persons entitled to receive appraisal rights (as such term is defined in the Delaware Law) related to the transactions contemplated hereby.

     2.25 Third Party Consents.  Except as set forth in Section 2.25 of the
          --------------------
Company Disclosure Schedule, no consent or approval is needed from any third party in order to effect the Merger, this Agreement or any of the transactions contemplated hereby.

     2.26 Disclosure.  No representation or warranty by the Company contained
          ----------
in this Agreement, and no statement contained in the final Company Disclosure Schedule or in the final form of any other Transaction Document delivered to or to be delivered by the Company pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

     2.27 Disclosure With Respect to the ePills Description in the IPO Form S-1.
          ---------------------------------------------------------------------
The description of the business of the Company and the online pharmacy business and the risks related thereto (the "ePills Description") contained under the
                                    ------------------
headings listed on Exhibit 2.27A hereto and contained in the S-1 Registration
                   -------------
Statement that is currently being drafted by Buyer (the "IPO Form S-1"), a form of which is attached as Exhibit 2.27B, on the date it will be filed with
                             -------------
the Securities and Exchange Commission, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     2.28 Year 2000 Compliance. Section 2.28 of the Company Disclosure Schedule
          --------------------
summarizes the Company's reasonable judgment as to its exposure, if any, to the Year 2000 problem, including (1) the Company's assessment of its exposure to the Year 2000 problem and the steps heretofore conducted by the Company in assessing such exposure; (2) the Company's state of readiness for the Year
2000 (including with respect to its information technology and non-information technology systems); (3) a description of the Company's Year 2000 issues relating to third parties with whom the Company has a material relationship;
(4) the Company's reasonable judgment as to the costs of fixing the Year 2000 issues faced by it (whether by modification or replacement); (5) the risks of the Company's Year 2000 Issues, including a reasonable description of the Company's most reasonably likely worst case Year 2000 scenarios; and (6) a description of how the Company is preparing to handle the most reasonably likely worst case scenarios.

                                 ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF THE BUYER AND MERGER SUB
         ----------------------------------------------------------

     The Buyer and Merger Sub, jointly and severally, represent and warrant to the Company that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule attached hereto (the "Buyer Disclosure Schedule"). The Buyer Disclosure Schedule shall be arranged
 -------------------------
in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III, and the disclosures in any paragraph of the Buyer Disclosure

Schedule shall qualify any other paragraph in this Article III where such disclosure would be appropriate to the extent that it is clear from such disclosure that it relates to such other paragraph.

     3.1  Organization, Qualification and Corporate Power.  Each of Buyer and
          -----------------------------------------------
Merger Sub is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the state of its incorporation. Each of Buyer and Merger Sub is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect. Each of Buyer and Merger Sub has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Buyer has furnished to the Company true and complete copies of the charter documents and By-laws of Buyer and Merger Sub, each as amended and as in effect on the date hereof. Each of Buyer and Merger Sub is not in default under or in violation of any provision of its charter documents or By-laws.

     3.2  Capitalization.  The authorized capital stock of the Buyer consists
          --------------
of : (i) 22,200,000 shares of Buyer Common Stock, of which 5,685,744 shares of Buyer Common Stock are issued and outstanding and (ii) 4,700,000 shares of Preferred Stock, of which (A) 1,208,600 shares have been designated Series A Preferred Stock, of which 810,000 shares are issued and outstanding and 398,600 shares are issuable on exercise of warrants to purchase Series A Preferred Stock outstanding, and (B) 3,400,000 shares have been designated Series B Preferred Stock, of which 3,230,769 shares are issued and outstanding and 62,051 shares are issuable on exercise of warrants to purchase Series B Preferred Stock outstanding. Buyer has reserved an aggregate of 2,400,000 shares of Buyer Common Stock for issuance pursuant to the 1998 Stock Plan, of which 269,113 shares have been issued directly or pursuant to option exercise (and are included in the Common Stock outstanding number above), 1,522,127 shares are subject to outstanding options or reserved for issuance for incoming employees (other than Company employees) and 608,760 shares are available for issuance. Subject to the receipt of shareholder approval, the Buyer has reserved for issuance an aggregate of 3,700,000 shares of Buyer Common Stock for issuance pursuant to the 1999 Stock Plan, of which 200,000 shares are subject to outstanding options and 3,500,000 shares are available for issuance. In addition, the Company has issued warrants to purchase 71,035 shares of Buyer Common Stock and commitments to issue warrants as described in the Buyer Disclosure Schedule. Section 3.2 of the Buyer Disclosure Schedule sets forth a complete and accurate list of (i) all shareholders of the Buyer, indicating the number of shares of Buyer Common Stock, Series A Preferred Stock and Series B Preferred Stock held by each shareholder, and (ii) all holders of options and warrants, indicating the number of shares of Buyer Common Stock or shares of Preferred Stock subject to each option and warrant and the vesting schedule and vesting commencement date for such option. The authorized capital stock of the Merger Sub consists of 1,000 shares of Common Stock, of which 1,000 shares are issued and outstanding and held by Buyer as of the date hereof. All of the issued and outstanding shares of Buyer Common Stock and Preferred Stock and Merger Sub Common Stock are, and all shares of Buyer Common Stock or Preferred Stock and Merger Sub Common Stock that may be issued upon exercise of options and warrants will be, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which either the Buyer or Merger Sub is a party or which are binding upon either the Buyer or Merger

Sub providing for the issuance, disposition or acquisition of any of its capital stock, other than the options and warrants listed in Section 3.2 of the Disclosure Schedule. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Buyer or Merger Sub. There are no agreements, voting trusts, proxies, or understandings with respect to the voting, or registration under the Securities Act, of any shares of Buyer Common Stock or Preferred Stock or Merger Sub Common Stock. All of the issued and outstanding shares of Buyer Common Stock and Merger Sub Common Stock were issued in compliance with applicable federal and state securities laws.

     3.3  Authorization of Transaction.  Each of Buyer and Merger Sub has all
          ----------------------------
requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and under each of the Transaction Documents to which either of Buyer or Merger Sub is a party. All corporate action on the part of the Buyer and Merger Sub, or either of their respective officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Transaction Documents and the performance of all obligations of the Buyer and Merger Sub hereunder and thereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes, and each of the Transaction Documents to which either Buyer or Merger Sub will be a party, will constitute, a valid and legally binding obligation of the Buyer and Merger Sub, enforceable in accordance with its respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     3.4  Compliance with Laws and Other Instruments.  Each of Buyer and
          ------------------------------------------
Merger Sub is not in violation or default of any provision of its charter documents or Bylaws, or, to the best of its knowledge, of any instrument, judgment, order, writ, decree, lease, license, permit, contract or other arrangement to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Buyer or Merger Sub. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in any such violation or default, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, lease, license, permit, contract or other arrangement or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Buyer or Merger Sub or its subsidiaries or the suspension, revocation, impairment, forfeiture, or nonrenewal of any permit, license, authorization, or approval applicable to the Buyer or Merger Sub or its subsidiaries, its business or operations or any of its assets or properties, or result in the acceleration of, or create in any party the right to accelerate, terminate modify or cancel, or require any notice, consent or waiver under, any contract, lease, license, permit or other arrangement to which the Buyer or Merger Sub is a party or by which the Buyer or Merger Sub is bound or to which its assets are subject.

     3.5  Subsidiaries.  Except as set forth in Section 3.5 of the Buyer
          ------------
Disclosure Schedule, the Buyer does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of stock or any interest in, or control of, directly or indirectly, any other corporation, partnership, association, joint venture or entity. Merger Sub was organized solely in contemplation of the transactions set forth in this

Agreement. Merger Sub is not currently, and has never been, engaged in any business other than the transactions contemplated herein.

     3.6  Buyer Financial Statements.  The Buyer has attached hereto as
          --------------------------
Section 3.6 to the Buyer Disclosure Schedule (a) the audited consolidated balance sheets and statements of income, changes in shareholders' equity and cash flows for each of 1997 and 1998 for the Buyer and its subsidiaries; and
(b) the unaudited consolidated balance sheet as of August 31, 1999 (the "Buyer's Most Recent Balance Sheet") and statements of income, changes in
 ---------------------------------
shareholders' equity and cash flows for the eight month period ending August 31, 1999 (the "Buyer's Most Recent Balance Sheet Date") Such financial
               --------------------------------------
statements (the "Buyer Financial Statements") have been prepared in accordance
                 --------------------------
with GAAP applied on a consistent basis throughout the periods covered thereby, fairly present the financial condition, results of operations and cash flows of the Buyer and its subsidiaries as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Buyer and its subsidiaries; provided, however, that
                                                     --------
the Buyer Financial Statements referred to in clause (b) above are subject to normal recurring year-end adjustments (which will not be material) and do not include footnotes.

     3.7  Absence of Certain Changes.  Since the Most Recent Balance Sheet,
          --------------------------
there has not been any material adverse change in the assets, business, financial condition or results of operations of the Buyer or any subsidiary, nor has there occurred any event or development which could reasonably be foreseen to result in such a material adverse change in the future.

     3.8  Undisclosed Liabilities.  None of the Buyer and its subsidiaries has
          -----------------------
any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, except for (a) liabilities shown on the Buyer's Most Recent Balance Sheet, (b) liabilities which have arisen since the Buyer's Most Recent Balance Sheet Date in the Ordinary Course of Business, (c) contractual liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet and (d) liabilities for accounting, investment banking and legal fees incurred in connection with the Merger and the transactions contemplated thereby and the IPO Form S-1 and transaction contemplated thereby.

     3.9  Tax Matters.
          -----------

          (a) Each of the Buyer and its subsidiaries has filed all Tax Returns that it was required to file and all such Tax Returns were correct and complete in all material respects. Each of the Buyer and its subsidiaries has paid all Taxes owed in respect of the periods covered by such Tax Returns. The unpaid Taxes of the Buyer and its subsidiaries for tax periods through the date of the Buyer's Most Recent Balance Sheet do not exceed the accruals and reserves for Taxes set forth on the Buyer's Most Recent Balance Sheet. Neither the Buyer nor any subsidiary has any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Buyer or any subsidiary during a prior period) other than the Buyer and its subsidiaries. All Taxes that the Buyer or any subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

          (b) No Tax Returns of the Buyer nor any subsidiary has been audited by the Internal Revenue Service. No examination or audit of any Tax Returns of the Buyer or any subsidiary by any Governmental Entity is currently in progress or, to the knowledge of the Buyer and its subsidiaries, threatened or contemplated. Neither the Buyer nor any subsidiary has waived any statute of limitations with respect to taxes or agreed to an extension of time with respect to a tax assessment or deficiency.

          (c) Neither the Buyer nor any subsidiary is a "consenting corporation" within the meaning of Section 341(f) of the Code and none of the assets of the Buyer or its subsidiaries are subject to an election under
Section 341(f) of the Code. Neither the Buyer nor any subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code. Neither the Buyer nor any subsidiary is a party to any Tax allocation or sharing agreement.

          (d) Neither the Buyer nor any subsidiary is or has ever been a member of an "affiliated group" of corporations (within the meaning of Section 1504 of the Code), other than a group of which only the Buyer and the subsidiaries are members. Neither the Buyer nor any subsidiary has made an election under Treasury Reg. Section 1.1502-20(g). Neither the Buyer nor any subsidiary is or has been required to make a basis reduction pursuant to Treasury Reg. Section 1.1502-20(b) or Treasury Reg. Section 1.337(d)-2T(b).

          (e) As of the date of this Agreement, neither Buyer or Merger Sub has taken any action that could reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

     3.10 Title to Property.  Each of Buyer and its subsidiaries has good and
          -----------------
valid title to all properties, interests in properties and assets, real and personal, necessary for the conduct of its business as presently conducted and as presently proposed to be conducted, all of which are reflected in the Buyer's Most Recent Balance Sheet (except properties, interests in properties and assets sold or otherwise disposed of since the Buyer's Most Recent Balance Sheet Date in the ordinary course of business) or acquired after the Buyer's Most Recent Balance Sheet Date, or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current taxes not yet due and payable. The plants, property and equipment of Buyer and its subsidiaries that are used in the operations of their businesses are in good operating condition and repair subject to ordinary wear and tear and to requirements for periodic maintenance. All properties used in the operations of Buyer, except for those acquired after the Most Recent Balance Sheet Date, are reflected in the Buyer's Most Recent Balance Sheet to the extent required by GAAP. No asset of the Buyer (tangible or intangible) is subject to any Security Interest. Neither the Buyer nor any of its subsidiaries owns any real property.

     3.11 Intellectual Property.
          ---------------------

          (a) Each of the Buyer and its subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property that is used to conduct its business as currently conducted or currently planned to be conducted.

          (b) All of the Buyer's patents, copyrights, trademarks, trade names or Internet domain name registrations related to its current or currently proposed business are valid and in full force and effect and will not be altered or impaired by the consummation of the transactions contemplated hereby. Neither the Buyer nor any of its subsidiaries is, nor will any of them be as a result of the execution and delivery of this Agreement or the performance of the Buyer's obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Buyer's Intellectual Property or any written licenses, sublicenses and other agreements to which either Buyer or its subsidiary is a party and pursuant to which Buyer or its subsidiary is authorized to use any third party Intellectual Property (the "Buyer Third Party Intellectual Property Rights").
 ----------------------------------------------

          (c) Neither the Buyer nor any of its subsidiaries (nor, to the Buyer's knowledge, any of the Buyer's employees) has received a claim, or is aware of a reasonable basis for a claim, of infringement or violation of any Intellectual Property right of any third party. The manufacturing, marketing, licensing or sale of the products or performance of the service offerings of the Buyer and its subsidiaries do not infringe or violate any Intellectual Property right of any third party; and, to the knowledge of the Buyer and its subsidiaries, the Intellectual Property rights of the Buyer and its subsidiaries are not being infringed or violated by activities, products or services of any third party.

     3.12  Contracts.  All of the agreements that are material agreements to
           ---------
the Buyer and its subsidiaries, when taken as a whole, will be referenced in the IPO Form S-1, as filed with the SEC approximately concurrently with the signing of this Agreement, or have been provided to the Company or its counsel. All such material agreements to which the Buyer or a subsidiary is a party are valid, binding, in full force and effect and enforceable by either Buyer or its subsidiaries in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy and other similar laws affecting the enforcement of creditor's rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity). To the knowledge of the Buyer and Merger Sub, no party to any such contract intends to cancel, withdraw, modify or amend such contract, agreement or arrangement. Neither Buyer nor any of its subsidiaries is in default under or in breach or violation of, nor, to the knowledge of the Buyer and Merger Sub, is there any valid basis for any claim of default by Buyer or any of its subsidiaries under, or breach or violation by Buyer or any of its subsidiaries of, any material provision of any contract referenced in the IPO Form S-1. To the knowledge of the Buyer and Merger Sub, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any such contract.

     3.13 Accounts Receivable.  All accounts receivable of the Buyer and the
          -------------------
subsidiaries reflected on the Buyer's Most Recent Balance Sheet are valid receivables, and to the Buyer's knowledge are subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Buyer's Most Recent Balance Sheet. All accounts receivable reflected in the financial or accounting records of the Buyer that have arisen since the Buyer's Most Recent Balance Sheet Date are valid receivables, and to the Buyer's knowledge, subject to no setoffs or counterclaims and are collectible, net of a reserve for bad debts in an amount proportionate to the reserve shown on the Buyer's Most Recent Balance Sheet.

     3.14 Insurance.  Each of Buyer and its subsidiaries has in full force and
          ---------
effect all policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses similar to those of the Buyer, including, but not limited to, fire and casualty insurance policies, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its or its subsidiaries properties that might be damaged or destroyed. There is no claim by the Buyer or its subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and the Buyer and its subsidiaries are otherwise in compliance with the terms of such policies and bonds. The Buyer and its subsidiaries have no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     3.15 Litigation.  Section 3.15 of the Buyer Disclosure Schedule
          ----------
identifies, and contains a brief description of, (a) any unsatisfied judgment, order, decree, stipulation or injunction, (b) any claim, demand, complaint, action, suit, proceeding, hearing, or to the Buyer's knowledge any investigation, of or in any Governmental Entity or before any arbitrator to which the Buyer or any subsidiary is a party or, to the knowledge of the Buyer and the subsidiaries, is threatened to be made a party, and (c) any written or oral claims by third persons of which the Buyer is aware and any reasonable basis for any third party claims. None of the demands, claims, complaints, actions, suits, proceedings, hearings, and investigations set forth in Section
3.15 of the Buyer Disclosure Schedule could reasonably be expected to have a Material Adverse Effect.

     3.16 Employees.  Each officer, current and former employee and consultant
          ---------
of the Buyer and its subsidiaries has entered into a confidentiality/assignment of inventions agreement with the Buyer or a subsidiary of the Buyer, without material amendment to the Buyer's standard form, a copy of which has been provided to the Company. To the knowledge of the Buyer and its subsidiaries, no key employee or consultant or group of employees or consultants has any plans to terminate employment or the provision of consulting services with the Buyer or any subsidiary of the Buyer. Neither the Buyer nor any subsidiary of the Buyer is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Buyer and the subsidiaries of the Buyer have no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Buyer or any subsidiary of the Buyer.

     3.17 Employee Benefits.  Section 3.17 of the Buyer Disclosure Schedule
          -----------------
contains a complete and accurate list of all Buyer Employee Benefit Plans (as defined below) maintained, or contributed to, by the Buyer, or any Buyer ERISA Affiliate (as defined below). For purposes of this Agreement, "Buyer Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation maintained or contributed to, by the Buyer or any Buyer ERISA Affiliate. For purposes of this Agreement, "Buyer ERISA Affiliate" means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes Buyer. Complete and accurate copies of (i) all Buyer Employee Benefit Plans which have been reduced to writing, (ii) written summaries, if any, of all unwritten Buyer Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, if any, and (iv) all annual reports filed, if any, on IRS Form 5500, 5500C or 5500R since the Buyer's inception and the inception of any of its subsidiaries for each Buyer Employee Benefit Plan, have been delivered to the Company. Each Buyer Employee Benefit Plan has been administered in all material respects in accordance with its terms, and each of the Buyer and the Buyer ERISA Affiliates has in all material respects met its obligations with respect to such Buyer Employee Benefit Plan and has made all contributions thereto which are required to be made prior to the date hereof. To the knowledge of the Buyer and Merger Sub, Buyer and all Buyer Employee Benefit Plans are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

          (a) There are no investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Buyer Employee Benefit Plans and proceedings with respect to qualified domestic relations orders) suits or proceedings against or involving any Buyer Employee Benefit Plan or asserting any rights or claims to benefits under any Buyer Employee Benefit Plan that could give rise to any material liability.

          (b) All the Buyer Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Buyer Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked, and revocation has not been threatened, and no such Buyer Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost.

          (c) Neither Buyer nor any Buyer ERISA Affiliate has ever maintained a Buyer Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

          (d) At no time has Buyer or any Buyer ERISA Affiliate been obligated to contribute to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA).

          (e) Except as set forth in Section 3.17 of the Buyer Disclosure Schedule, there are no unfunded obligations under any Buyer Employee Benefit Plan providing benefits after termination of employment to any employee of Buyer or any Buyer ERISA Affiliate (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code and insurance conversion privileges under state law.

          (f) To the knowledge of the Buyer and Merger Sub, no act or omission has occurred and no condition exists with respect to any Buyer Employee Benefit Plan that would subject Buyer or any Buyer ERISA Affiliate to any material fine, penalty, tax or fiduciary liability imposed under ERISA or the Code.

          (g) No Buyer Employee Benefit Plan is funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

          (h) No Buyer Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits Buyer or any Buyer ERISA Affiliate from amending or terminating any such Buyer Employee Benefit Plan.

          (i)  Section 3.17 of the Buyer Disclosure Schedule discloses each:
(i) written and, to the Buyer's knowledge, oral agreement with any director, officer or other employee of Buyer or any of its subsidiaries and affiliates
(A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Buyer or any of its subsidiaries or its affiliates of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, officer or employee;
(ii) agreement, plan or arrangement under which any person may receive payments from the Buyer or any of its subsidiaries or its affiliates that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Buyer or any of its subsidiaries or its affiliates, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Buyer Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     3.18 Environmental and OSHA.
          ----------------------

          (a)  Hazardous Material.  No Hazardous Material is, to the knowledge
               ------------------
of the Buyer and Merger Sub, present as a result of the actions of the Buyer or any of its subsidiaries

(or, to the knowledge of the Buyer and Merger Sub, as a result of any actions of any third party or otherwise) in violation of any law in effect on or before the Closing Date, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Buyer or any of its subsidiaries has at any time owned, operated, occupied or leased (collectively, "Buyer Property").
                --------------

          (b)  Hazardous Materials Activities.  Neither the Buyer nor any of its
               ------------------------------
subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Buyer nor any of its subsidiaries conducted any Hazardous Materials Activities in violation of any Environmental Law as in effect on or before the Closing Date.

          (c)  Permits.  Neither the Buyer nor any of its subsidiaries
               -------
currently holds any environmental approvals, permits, licenses, clearances and consents and none are necessary for the conduct of the Buyer's or any of its subsidiary's Hazardous Material Activities, if any, and other business activities of the Buyer or any of its subsidiaries as such activities are currently being conducted.

     3.19 Permits.  The Buyer or its subsidiaries hold all Permits that are
          -------
required for the operation of its business as presently conducted or as proposed to be conducted, except for those the absence of which could not reasonably be expected to have any Material Adverse Effect. Each such Permit is in full force and effect.

     3.20 Certain Business Relationships With Affiliates.  No Affiliate of the
          ----------------------------------------------
Buyer or of any subsidiary (a) owns any property or right, tangible or intangible, which is used in the business of the Buyer or any subsidiary, (b) has any claim or cause of action against the Buyer or any subsidiary, (c) owes any money to the Buyer or any subsidiary, or (d) has loaned any money to the Buyer or Merger Sub.

     3.21 Brokers' Fees.  Neither the Buyer nor any subsidiary has any
          -------------
liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     3.22 Minute Books.  The minute books and other similar records of the
          ------------
Buyer and each subsidiary contain true and complete records of all actions taken at any meetings of the Buyer's or such subsidiary's shareholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting.

     3.23 Customers and Suppliers.  No material licensor to or supplier of
          -----------------------
the Buyer or any subsidiary has indicated to an officer of the Buyer within the past year that it will stop, or decrease the rate of, licensing intellectual property or supplying materials, products or services to them (and no officer of the Buyer is aware of any such indication) and no material customer of the Buyer or any Subsidiary has indicated to an officer of the Buyer within the past year that it will stop, or decrease the rate of, buying, leasing or licensing materials, products or services from them (and no officer of the Buyer is aware of any such indication).

     3.24 Corporate Approvals.  The Board of Directors of each of Buyer and
          -------------------
Merger Sub (and the sole shareholder of Merger Sub) have (i) approved this Agreement and the Merger, and (ii) determined that the Merger is in the best interests of the shareholders of Buyer and Merger Sub and is on terms that are fair to such shareholders.

     3.25 Third Party Consents.  No consent or approval is needed from any
          --------------------
third party in order to effect the Merger, this Agreement or any of the transactions contemplated hereby.

     3.26 Disclosure.  No representation or warranty by the Buyer or Merger
          ----------
Sub contained in this Agreement, and no statement contained in the final Buyer Disclosure Schedule or in the final form of any other Transaction Document delivered to or to be delivered by the Buyer or Merger Sub pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

     3.27 Disclosure With Respect to IPO Form S-1.  The IPO Form S-1 (except
          ---------------------------------------
for the ePills Description), on the date it will be filed with the Securities and Exchange Commission, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.28 Year 2000 Compliance. The IPO Form S-1 summarizes the Buyer's
          --------------------
reasonable judgment as to its exposure to the Year 2000 problem, including (1) the Buyer's assessment of its exposure to the Year 2000 problem and the steps heretofore conducted by the Buyer in assessing such exposure; (2) the Buyer's state of readiness for the Year 2000 (including with respect to its information technology and non-information technology systems); (3) a description of the Buyer's Year 2000 issues relating to third parties with whom the Buyer has a material relationship; (4) the Buyer's reasonable judgment as to the costs of fixing the Year 2000 issues faced by it (whether by modification or replacement); (5) the risks of the Buyer's Year 2000 Issues, including a reasonable description of the Buyer's most reasonably likely worst case Year 2000 scenarios; and (6) a description of how the Buyer is preparing to handle the most reasonably likely worst case scenarios.

                                 ARTICLE IV

                     CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1  Conduct of Business of Company and Buyer.  During the period from
          ----------------------------------------
the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of Company and Buyer agrees (except to the extent expressly contemplated by this Agreement or as otherwise consented to in writing by the other) to carry on its and its subsidiaries' business in the usual, regular and ordinary course, to pay debts and perform obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organization, keep available the services of its and its subsidiaries' key employees and preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. Each of Company and Buyer agrees not to take, and not to agree in writing or otherwise to take, any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

     4.2  No Solicitation.
          ----------------

          (a) Company and the officers, directors, employees, affiliates or other agents of Company will not, directly or indirectly, (i) take any action to solicit, initiate, entertain or encourage any Takeover Proposal (defined below) or (ii) participate in any negotiations regarding, or furnish to any person any nonpublic information relating to Company to further, or afford access to the properties, books or records of Company to further, or otherwise cooperate with, facilitate or encourage any person that has advised Company that it may be considering making, or that has made, a Takeover Proposal. Company will promptly notify Buyer after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for nonpublic information relating to Company or for access to the properties, books or records of Company by any person that has advised Company that it may be considering making, or that has made, a Takeover Proposal. For purposes of this Agreement, "Takeover Proposal" means any offer or proposal
                             -----------------
for, or any indication of interest in, a merger, consolidation, or other business combination involving Company or the acquisition of any significant equity interest in, or a significant portion of the assets of, Company other than the transactions contemplated by this Agreement.

          (b) Neither Buyer nor any of its subsidiaries, nor any of their respective officers, directors, employees, affiliates or other agents will, directly or indirectly, (i) take any action to solicit, initiate, entertain or encourage any proposal regarding Buyer's or any of its subsidiary's possible acquisition of a significant portion of the equity or assets of an online drugstore/pharmacy company other than the Company or (ii) participate in any negotiations regarding, or furnish to any person any non public information relating to Buyer or any of its subsidiaries to further, or afford access to the properties, books or recodrs of Buyer or any of its subsidiaries to further, or otherwise cooperate with, facilitate or encourage any person that has advised Buyer or any of its subsidiaries that it may be considering such a transaction.

     4.3  Reorganization Treatment.  Neither party will take any action that
          ------------------------
could reasonably be expected to cause the Merger to fail to qualify as a reorganization under Section 368(a).

     4.4  Restrictions on Company's Actions.  Without limiting the generality of
          ---------------------------------
Section 4.1, prior to the Closing, the Company shall not, without the written consent of the Buyer:

          (a) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or authorize the issuance, sale or delivery of (except issuances pursuant to the exercise of outstanding options), or redeem or repurchase (except repurchases of Common Stock on the termination of services of employees or consultants pursuant to Common Stock Purchase Agreements), any stock of any class or any other securities or any rights, warrants or options to acquire any such stock or other securities (except pursuant to the conversion or exercise of convertible securities or options outstanding on the date hereof), or amend any of the terms of any such convertible securities or options or exercise any discretionary right in respect thereof;

          (b) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) (except repurchases of Common Stock on the termination of services of employees or consultants pursuant to Common Stock Purchase Agreements) in respect of its capital stock;

          (c) create, incur or assume any debt not currently outstanding (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

          (d) enter into, adopt or amend any Employee Benefit Plan (except as required under ERISA or the Code with respect to any Employee Benefit Plan qualified under Code section 401(a)) or any employment or severance agreement or arrangement of the type described in Section 2.17(j) or increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any benefit not required by the terms in effect on the date hereof of any existing Employee Benefit Plan;

          (e) acquire, sell, lease, license, encumber or dispose of any assets or property in excess of $15,000 for any single such transaction or series of related transactions or in excess of $50,000 in the aggregate (including without limitation any shares or other equity interests in or securities of any subsidiary or any corporation, partnership, association or other business organization or division thereof), other than purchases, sales and licenses of assets in the Ordinary Course of Business;

          (f)  amend its charter or By-laws;

          (g) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

          (h) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

          (i) mortgage or pledge any of its property or assets or subject any such assets to any Security Interest;

          (j) sell, assign, transfer or license any Intellectual Property, other than in the Ordinary Course of Business;

          (k) enter into, amend, terminate, take or omit to take any action that would constitute a material violation of or default under, or waive any material rights under, any material contract or agreement;

          (l) make or commit to make any capital expenditure in excess of $15,000 per item or $50,000 in the aggregate;

          (m) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming materially untrue or (ii) any of the conditions to the Closing not being satisfied; or

          (n) agree in writing or otherwise to take any of the foregoing actions.

                                  ARTICLE V

                            ADDITIONAL AGREEMENTS
                            ---------------------

     5.1  Access to Information.
          ---------------------

          (a) Each party shall afford the other party and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of such party's and its subsidiaries properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of such party and its subsidiaries as the requesting party may reasonably request. Each party agrees to provide to the other party and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

          (b) No information or knowledge obtained in any investigation pursuant to this Section 5.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.2  Confidentiality.  The parties acknowledge that Buyer and Company
          ---------------
have executed a non-disclosure agreement dated August 12, 1999 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue
 -------------------------
in full force and effect in accordance with its terms.

     5.3 Public Disclosure. Unless otherwise permitted by this Agreement, Buyer and Company shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law. The parties acknowledge and agree that this agreement shall be filed as a material agreement to the IPO Form S-1 in connection with Buyer's initial public offering, and the relationship between the parties shall be described in the IPO Form S-1.

     5.4  Consents; Cooperation.
          ---------------------

          (a)  Consents.  Each of Buyer and Company shall promptly apply for
               --------
or otherwise seek, and use its commercially reasonable efforts to obtain, all consents, approvals, authorizations, and filings required to be obtained by it from any Governmental Entity or other third person or entity for the consummation of the Merger, and each party shall use its commercially reasonable efforts and shall cooperate with the other party to obtain all necessary consents, approvals, authorizations, and filings in connection with the Merger, including as needed in connection with any material contracts of Company or Buyer or otherwise.

          (b)  The IPO Form S-1.  The Company and its officers, employees and
               ----------------
counsel shall use all reasonable, best efforts to cooperate with Buyer in the drafting, reviewing and filing of the IPO Form S-1 and the exhibits thereto, and the preparation of any amendments to the IPO Form S-1, with the intent that the ePills Description contained in the IPO Form S-1 on and as of the effective date of such initial public offering, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.5  FIRPTA.  Company shall, prior to the Closing Date, provide Buyer
          ------
with a properly executed Foreign Investment and Real Property Tax Act of 1980 ("FIRPTA") Notification Letter, substantially in the form of Exhibit 5.5A
  ------                                                     ------------
attached hereto, which states that shares of capital stock of Company do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Buyer's obligations under Treasury Regulation
Section 1.1445 2(c)(3).). In addition, simultaneously with delivery of such Notification Letter, Company shall have provided to Buyer, as agent for Company, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) and substantially in the form of Exhibit 5.5B attached hereto along with written authorization for Buyer to deliver such notice form to the Internal Revenue Service on behalf of Company upon the Closing of the Merger.

     5.6  Securities Laws.  Buyer shall take such steps as may be necessary to
          ---------------
comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Buyer Common Stock in connection with the Merger. Company shall use its commercially reasonable efforts to assist Buyer as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Buyer Common Stock in connection with the Merger. The Merger Shares will be issued under a Section 4(2) "private placement" exemption from the registration requirements of federal securities laws.

     5.7  Expenses.  Whether or not the Merger is consummated, all costs and
          --------
expenses incurred in connection with this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense; provided,
                              --------
however, that any transaction fees, including but not limited to legal,
- -------
accounting, banking and other advisory fees (the "Transaction Fees") in excess
                                                  ----------------
of $100,000 in investment banking fees and $35,000 in legal fees (including but not limited to all filing fees and other non-fee disbursements and expenses (such as copy, fax and word processing charges) incurred in connection with the consummation in this Agreement) on behalf of the Company (other than those that are paid directly by the Company Stockholders or any of their affiliates or are reimbursed to the Company by the Company Stockholders or any of their affiliates) shall be reimbursed to the Buyer at the Closing through a closing adjustment in the number of shares to be issued to the Company Stockholders. The aggregate number of shares of Buyer Common Stock to be issued to the Company Stockholders shall be reduced by the Excess Expense Shares. The "Excess Expense Shares" means the quotient of: (i) the dollar
             ---------------------
amount of Transaction Fees incurred by the Company in connection with the transactions contemplated hereby in excess of the stated maximums above, divided by (ii) $19.50.

     5.8  Good Faith Efforts and Further Assurances.  Each of the parties to
          -----------------------------------------
this Agreement shall use its good faith efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.9  Registration of Merger Shares issued to Company Shareholders.
          ------------------------------------------------------------

          (a)  Filing and Effectiveness.  If, at any time after the date that
               ------------------------
is 180 days after the closing of an initial public offering of Buyer, Buyer shall receive from any Company Stockholder or Company Stockholders (including any additional shareholder who may receive shares of Buyer Common Stock as a result of the release of shares from the Escrow Fund) (for the purpose of this
Section 5.9 a "Holder") owning in the aggregate at least twenty five percent
               ------
(25%) of the Merger Shares less the Escrow Shares a written request or requests (the "Demand Notice") that the Buyer effect a registration on Form S-
               -------------
1 (the "Resale S1 Registration Statement") and any related qualification or
        --------------------------------
compliance for the purpose of offering for resale the Merger Shares less the Escrow Shares issued to the Company Shareholders in the Merger, the Buyer will:

               (1) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holder(s) and any other Buyer stockholders who would have the right to sell shares in such an offering; and

               (2)  as promptly as practicable, but in any event within thirty
(30) business days after the date that Buyer receives the Demand Notice, file with the Securities and Exchange Commission (the "SEC") under the Securities
                                                  ---
Act a Registration Statement on Form S-1 (the "Resale S-1 Registration
                                               -----------------------
Statement") for the purpose of offering for resale (i) the Merger Shares less
- ---------
the Escrow Shares and (ii) any other shares of Buyer Common Stock held by Buyer stockholders who have the right to and elect to sell shares in such an offering (the "Registrable Securities"), provided, however, that the Buyer
               ----------------------    --------  -------
shall not be obligated to file any such
registration statement if Buyer shall furnish to the Stockholders' Agent a certificate signed by the Chief Executive Officer of Buyer stating that, in the good faith judgment of the Board of Directors or Chief Executive Officer of Buyer, it would be seriously detrimental to Buyer and its stockholders for the Resale S-1 Registration Statement to be filed on or before the date filing would otherwise be required, and it is therefore in the best interests of Buyer to defer the filing of the Resale S-1 Registration Statement, in which case Buyer may delay the filing of the Resale S-1 Registration Statement not in excess of forty-five (45) days after the original filing deadline.

               (3) as soon as practicable, effect such registration and all such qualifications and compliances as may be reasonably so requested and as would permit and facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder(s) and other Buyer stockholders joining in such request as are specified in a written request given within ten (10) days after receipt of such written notice from the Company; provided, however, that the Company
                                      --------  -------
shall not be obligated to cause any such registration, qualification or compliance, pursuant to this Section 5.9 to become effective:

                    (i) prior to the date six (6) months following the effective date of the Buyer's initial public offering or later than the date eleven (11) months after the Closing of the Merger.

                    (ii) if the Holder(s), together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities at an aggregate price to the public of less than $1,500,000; or

                    (iii) if the Company has already effected one (1) registration for the Holder(s) pursuant to this Section 5.9.

          (b)  Requirement to Keep Effective.  The Buyer shall use its
               -----------------------------
reasonable best efforts to cause the Resale S-1 Registration Statement to remain effective until the first to occur of (i) the one year anniversary of the Closing Date of the Merger or (ii) the date by which all Registrable Securities are sold.

          (c)  Expenses of Registration.  Buyer shall pay all Registration
               ------------------------
Expenses (as hereafter defined) in connection with any registration, qualification or compliance pursuant to this Section 5.9, and each Holder shall pay all Selling Expenses (as hereafter defined) and other expenses that are not Registration Expenses relating to the Registrable Securities resold by him or her. For purposes of this Section 5.9 "Registration Expenses" shall
                                              ---------------------
mean all expenses, except as otherwise stated below, incurred by Buyer in complying with Sections 5.9(a), 5.9(b) and 5.9(d), including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Buyer, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration and the reasonable fees and expenses of one counsel for all of the selling Holders up to a maximum of $25,000. For purposes of this Section 5.9(c), "Selling Expenses" shall mean all selling
                                  ----------------
discounts, commissions and stock transfer or other Taxes applicable to the Registrable Securities and all fees and disbursements of counsel for any Holder.

          (d)  Registration Procedures.  In the case of any registration
               -----------------------
effected by Buyer pursuant to this Section 5.9, Buyer will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. Buyer will:

               (1) Promptly prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement;

               (2) Furnish such number of prospectuses (including preliminary prospectuses) and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

               (3) Subject to Section 5.9(h) hereof, notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

               (4) Cause all such Registrable Securities registered pursuant to the Registration Statement to be listed on each securities exchange or quotation system on which similar securities issued by Buyer are then listed or quoted, and in connection therewith, file with the Nasdaq National Market an application for listing of additional shares with respect to the Registrable Securities;

               (5) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to the Registration Statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of the Registration Statement;

               (6) Use its reasonable best efforts to register or qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdiction within the United States and Puerto Rico as shall be reasonably appropriate for the distribution of the Registrable Securities covered by the Registration Statement; provided,
                                                              --------
however, that Buyer shall not be required in connection therewith or as a
- -------
condition thereto to qualify to do business in or file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph be obligated to do so; and

               (7) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

          (e)  Information by Holder.  Each Holder of Registrable Securities
               ---------------------
shall furnish to Buyer such information regarding such Holder and the distribution proposed by such Holder as Buyer may reasonably request in connection with any registration, qualification or compliance referred to in this Section 5.9, but only to the extent that such information is required in order for Buyer to comply with its obligations under all applicable securities and other laws and to ensure that the Registration Statement relating to such Registrable Securities conforms to the applicable requirements of the Securities Act and the rules and regulations thereunder. Each Holder covenants that it will promptly notify Buyer of any changes in the information set forth in the Registration Statement or otherwise provided by such Holder to Buyer regarding such Holder or such Holder's plan of distribution as a result of which the Registration Statement or any prospectus relating to the Registrable Securities contains or would contain an untrue statement of a material fact regarding such Holder or its intended method of distribution of such Registrable Securities or omits to state any material fact regarding such Holder or its intended method of distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein, not misleading.

          (f)  Indemnification and Contribution.
               --------------------------------

               (1) Buyer agrees to indemnify and hold harmless each Holder from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which such Holder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement, alleged untrue statement, omission or alleged omission of a material fact in the Registration Statement, any prospectus included in the Registration Statement, or any amendment or supplement to the Registration Statement or any such prospectus, or any violation or alleged violation by Buyer of the Securities Act, the Exchange Act, any state law, rule or regulation promulgated thereunder, and Buyer will, as incurred, reimburse such Holder for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the indemnity contained in this
Section 5.9(f)(1) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Buyer (which consent shall not be unreasonably withheld), nor shall Buyer shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon (A) an untrue statement or alleged untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to Buyer by such Holder in an instrument executed by such Holder and specifically stated to be for use in the preparation of the Registration Statement, (B) the failure of such Holder to comply with any of the covenants and agreements contained in Sections 5.9(h) or 5.9(j) hereof, or (C) any untrue statement in any prospectus that is corrected in any subsequent prospectus that was delivered to the Holder prior to the pertinent sale or sales by the Holder.

               (2) Each Holder, severally and not jointly, agrees to indemnify and hold harmless Buyer from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which Buyer may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (A) an untrue statement, alleged untrue statement, omission or alleged omission of a material fact in the Registration Statement, any prospectus included in the Registration Statement, or any amendment or supplement to the Registration Statement or any such prospectus in reliance upon and in conformity with written information furnished to Buyer by such Holder in an instrument executed by such Holder and specifically stated to be for use in preparation of the Registration Statement, or any violation or alleged violation by Holder of the Securities Act, the Exchange Act, any state law, rule or regulation promulgated thereunder, provided, however, the indemnity contained in this Section 5.9(f)(2) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Holder (which consent shall not be unreasonably withheld), and provided that no Holder shall be liable in any such case for any untrue statement included in any Prospectus which statement has been corrected in a writing delivered to Buyer at least two business days before the sale from which such loss arose, (B) the failure of such Holder to comply with any of the covenants and agreements contained in Sections 5.9(h) or 5.9(j) hereof, or
(C) any untrue statement in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Holder prior to the pertinent sale or sales by the Holder; and each Holder, severally and not jointly, will, as incurred, reimburse Buyer for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. In no event shall the amount payable by any Holder to Buyer pursuant to this Section 5.9(f) by reason of a sale of Buyer Common Stock by such Holder exceed the amount of the net proceeds to such Holder from the sale of Buyer Common Stock from which such liability arose.

               (3) Promptly after receipt by any indemnified person under subsections (1) or (2) above of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 5.9(f), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action (provided, however, that no failure to provide such notice shall relieve any indemnifying person of any liability hereunder except to the extent that such indemnifying person is prejudiced thereby), and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that, if the indemnifying person shall propose that the same counsel represent it and the indemnified person, and if counsel for the indemnified person shall reasonably have concluded that there is an actual conflict of interest posed by the representation proposed by the indemnifying person, the indemnified person shall be entitled to retain its own counsel reasonably satisfactory to the indemnifying person at the expense of such indemnifying person; provided, however that if more than one indemnified person makes a claim against an indemnifying person based on substantially similar facts, the indemnifying person shall not be responsible for the fees of more than one counsel for all indemnified persons whose claims are based on substantially similar facts.

               (4) If the indemnification provided for in this Section 5.9(f) is unavailable to or insufficient to hold harmless an indemnified party under subsection (1) or (2) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof), in such proportion as is appropriate to reflect the relative fault of each such party, as well as any other relevant equitable considerations, provided, however, that any contribution by a Holder shall not exceed the net proceeds to such Holder for the sale of Buyer Common Stock from which such liability arose, except in the case of willful fraud by such Holder. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Buyer on the one hand or a Holder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Buyer and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5.9(f) were determined by any method of allocation which does not take account of the equitable considerations referred to above in this Section 5.9(f)(4). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this Section 5.9(f)(4) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (5)  The obligations of the Buyer and the Holders under this
Section 5.9(f) shall be in addition to any liability which Buyer and the respective Holders may otherwise have and shall extend, upon the same terms and conditions, to each director and officer of Buyer or any Holder, and to each person, if any, who controls Buyer or any Holder within the meaning of the Securities Act or the Exchange Act.

          (g)  Restrictive Legend.  Each certificate representing Merger
               ------------------
Shares shall bear substantially the following legends (in addition to any legends required under applicable securities laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE

     SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

     ADDITIONALLY, THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SPECIFIED IN THE AGREEMENT AND PLAN OF REORGANIZATION AMONG THE ISSUER, HC2 ACQUISITION CORP., AND EPILLS INC. DATED ___________________, 1999 (THE "AGREEMENT"), WHICH INCLUDES AN OBLIGATION TO NOTIFY THE ISSUER PRIOR TO ANY SALE OR OTHER TRANSACTION, AND NO TRANSFER OF SHARES SHALL BE VALID OR EFFECTIVE ABSENT COMPLIANCE WITH SUCH RESTRICTIONS. ALL SUBSEQUENT HOLDERS OF THIS CERTIFICATE WILL HAVE AGREED TO BE BOUND BY CERTAIN OF THE TERMS OF THE AGREEMENT, INCLUDING SECTION 5.9 OF THE AGREEMENT. COPIES OF THE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE REGISTERED HOLDER OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER.

The legend contained in this Section 5.9(g) shall be removed from a certificate in connection with any sale in compliance with the terms of this Agreement and pursuant to the Resale S-1 Registration Statement, or pursuant to Rule 144 (if accompanied by any legal opinion reasonably required by the Buyer), but shall not be removed in any other circumstance without Buyer's prior written consent (which consent shall not be unreasonably withheld or delayed and shall be granted if such legend is no longer appropriate).

          (h)  Transfer of Shares After Registration.
               -------------------------------------

               (1)  Restriction.  No Holder may make any sale of any Merger
                    -----------
Shares except (A) in accordance with the Resale S-1 Registration Statement, in which case Holder must comply with the requirement of delivering a current prospectus, (B) in accordance with Rule 144, or (C) pursuant to an exemption from the registration requirements of the Securities Act, if accompanied by an opinion of counsel that registration is not necessary, which opinion and counsel shall be reasonably satisfactory to Buyer.

               (2)  Notice to Buyer of Proposed Sale and Right of Buyer to
                    ------------------------------------------------------
Suspend Use of Registration Statement. If, at any time during the period after
- -------------------------------------
the Registration Statement has been declared effective and on or before the date that is one year after the Closing of the Merger, any Holder shall propose to sell any Registrable Securities pursuant to the Resale S1 Registration Statement, it shall submit written notice to the Buyer (a "Notice
                                                                        ------
of Sale") by facsimile transmission of such intention which shall include the
- -------
name of the Holder, the number of shares of Registrable Securities that such holder intends to sell and the Holder's telephone and facsimile numbers. (If the Notice of Sale is actually received on a day other than a business day, it will be deemed received on the next business day; the date on which the Notice of Sale is received is referred to as the "Notice Date;" the time on which the
                                           -----------
Notice of Sale is received is
referred to as the "Notice Time".) Upon receiving a Notice of Sale from a
                    -----------
Holder, the Buyer will notify the Holder as soon as reasonably practicable (but in no event later than the same time as the Notice Time on the next business day following the Notice Date) whether (i) the Buyer believes that the prospectus contained in the Registration Statement, as then amended or supplemented, is available for immediate use, whereupon the Buyer shall so notify the Holder(s) and the Holder(s) will have a period of five (5) trading days following such notification in which to sell its Registrable Securities or (ii) the Buyer believes that it is necessary or appropriate to file a supplement or file a post-effective amendment to the registration statement or the prospectus or any document incorporated therein by reference or file any other report or document so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading (a "Prospectus Update"). If the
                                               -----------------
Buyer notifies the Holder(s) that it believes it may be necessary or appropriate to effectuate a Prospectus Update and the Buyer is not exercising any right it may have under Section 5.9(i) to postpone the Prospectus Update, the Buyer will thereupon use all reasonable efforts to effectuate such Prospectus Update as soon as reasonably possible, and not later than three (3) business days after the Notice of Sale is received by the Buyer, except that the Buyer will have up to an additional two (2) business days to effectuate such Prospectus Update if, because of the particular circumstances involved, the Buyer could not effectuate the Prospectus Update earlier, despite all reasonable diligence. As soon as the Prospectus Update has been effectuated, the Buyer will notify each Holder who has submitted a Notice of Sale that the prospectus is available for use, whereupon each such Holder will have a period of five (5) trading days in which to sell its Registrable Securities.

          (i) The Buyer will be entitled to postpone, for the minimum period provided below, the filing of any Prospectus Update otherwise required to be prepared and filed by it pursuant hereto if, at the time it receives a Notice of Sale, the Buyer determines in its reasonable judgment, after consultation with counsel, that (i) the Buyer would be required to prepare and file any financial statements (other than those it customarily prepares or before it customarily files such financial statements), (ii) the Buyer would be required to file an amendment to the registration statement to describe facts or events which individually or in the aggregate represent a fundamental change in the information contained in the registration statement within the meaning of Item 512 of Regulation S-K promulgated under the Securities Act, or (iii) the filing would require the premature announcement of any financing, acquisition, corporate reorganization, contract or other material corporate transaction or development involving the Buyer such as the Buyer reasonably determines would be materially detrimental to the interests of the Buyer and its shareholders. The postponement will be for the minimum period reasonably required for the Buyer to prepare and file the necessary documents, in the case of a postponement pursuant to (i) or (ii) above, or the minimum period reasonably required to avoid such premature disclosure, in the case of (iii) above, and which period will not be in excess of thirty (30) days unless, because of the unusual nature of the particular circumstances, it is necessary that the period extend beyond thirty (30) days. The Buyer will promptly give each Holder who has submitted a Notice of

Sale notice of any postponement exercised pursuant to this Section 5.9(i). As soon as the Prospectus Update has been effectuated following a postponement effected pursuant to this Section 5.9(i), the Buyer will notify each Holder who has submitted a Notice of Sale that the prospectus is available for use, whereupon each such Holder will have a period of five (5) trading days in which to sell its Registrable Securities.

          (j) The Holder(s) may not sell shares of Registrable Securities under this Section 5.9 without first (i) complying with the Notice of Sale requirements of Section 5.9(h)(2) and (ii) allowing the Buyer to prepare Prospectus Updates (including any permitted postponements thereof) as set forth in Sections 5.9(h)(2) and 5.9(i). A Holder will submit a Notice of Sale only if in good faith it actually intends to sell the Registrable Securities within such five (5) trading day period and with the understanding that a Notice of Sale is to be made only on the occasion that the sale of Registrable Securities is actually contemplated and not on a continual basis. A Holder will notify the Buyer by facsimile transmission promptly after it has completed or otherwise ceased sales following submission of a Notice of Sale. The Holder(s) will provide to the Buyer all information in the Holder(s)' possession or control, and will take all actions, as may be required in order to permit the Buyer to comply with all applicable requirements of the Securities Act and any applicable state securities laws.

          (k) Notwithstanding anything herein to the contrary, Buyer shall keep a registration statement effective and available pursuant to this Section
5.9 for a minimum of thirty (30) days (after taking into account any periods of delay permitted under Sections 5.9(h) and (i) above), shall permit the Holders to sell the Merger Shares covered by such registration statement for a minimum of thirty (30) days, and under no circumstances shall the Buyer be required to keep a registration statement effective and available pursuant to this Section 5.9 for greater than thirty (30) days (after taking into account any periods of delay permitted under Sections 5.9(h) and (i) above).

          (l)  Rule 144 Reporting. With a view to making available the
               ------------------
benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, Buyer agrees to use its reasonable best efforts to:

               (1) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the Merger;

               (2) File with the SEC in a timely manner all reports and other documents required of Buyer under the Securities Act and the Exchange Act; and

               (3) So long as a Holder owns any Registrable Securities, to furnish to that Holder forthwith upon request a written statement by Buyer as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Buyer, and such other reports and documents of Buyer as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such Registrable Securities without registration.

                                 ARTICLE VI

                          CONDITIONS TO THE MERGER
                          ------------------------

     6.1  Conditions to Obligations of Each Party to Effect the Merger.  The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

          (a)  No Injunctions or Restraints; Illegality.  No temporary
               ----------------------------------------
restraining order, preliminary or permanent injunction or other order or prohibition issued by any Governmental Entity preventing the consummation of the Merger shall be in effect. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted.

          (b)  Governmental Approval.  Buyer, Company and Merger Sub and their
               ---------------------
respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act under state blue sky laws and Delaware Law.

     6.2  Additional Conditions to Obligations of Company.  The obligations of
          -----------------------------------------------
Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Company:

          (a)  Representations, Warranties and Covenants.  (i) The
               -----------------------------------------
representations and warranties of Buyer and Merger Sub in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Buyer and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time, and Company shall have received a certificate signed on behalf of Buyer and the Merger Sub by the Chief Executive Officer or the President and the Chief Financial Officer to such effect.

          (b)  Legal Opinion.  Company shall have received a legal opinion
               -------------
from Buyer's legal counsel substantially in the form of Exhibit 6.2(b)
                                                        --------------
hereto.

          (c)  No Material Adverse Changes.  There shall not have occurred any
               ---------------------------
material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Buyer and its subsidiaries, taken as a whole.

          (d)  Third Party Consents.  Company shall have been furnished with
               --------------------
evidence reasonably satisfactory to it of the consent or approval of those persons and entities whose consent or approval shall be required in order for Buyer and Merger Sub to consummate the Merger.

          (e)  Intentionally omitted.

          (f)  Employment and Non-Competition Agreements.  The Buyer shall
               -----------------------------------------
have executed the Employment and Non-Competition Agreements substantially in the form attached as Exhibit 6.2(f) (each an "Employment and Non-Competition
                     --------------           ------------------------------
Agreement") with Christopher Kolb, Howard Vinik and Timothy Seng.
- ---------

          (g)  Escrow Agreement.  The Buyer and Escrow Agent shall have
               ----------------
executed the Escrow Agreement substantially in the form attached Exhibit
6.2(g).

          (h)  Matus Advisory Agreement.  The Buyer and Geoffrey Matus shall
               ------------------------
have entered into an Advisory Agreement substantially in the form attached as
Exhibit 6.2(h) (the "Matus Advisory Agreement").

          (i)  Assumption of Notes.  Buyer will execute an Assumption Agreement
               -------------------
substantially in the form attached as Exhibit 6.2(i), pursuant to which it will assume the obligations of the Company under those certain promissory notes dated as of January 25, 1999, as amended by letter agreement dated September __, 1999, payable to each of Rhemai 3, B.V., Hawk Hill Investment Limited and CCG Canada Inc.

     6.3  Additional Conditions to the Obligations of Buyer and Merger Sub.
          ----------------------------------------------------------------
The obligations of Buyer and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Buyer:

          (a)  Representations, Warranties and Covenants.  (i) The
               -----------------------------------------
representations and warranties of Company in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time, and Buyer shall have received a certificate signed on behalf of Company by the President and Chief Financial Officer to such effect.

          (b)  Legal Opinion.  Buyer shall have received a legal opinion from
               -------------
Company's legal counsel, in substantially the form of Exhibit 6.3(b).

          (c)  No Material Adverse Changes.  There shall not have occurred any
               ---------------------------
material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Company other than the good faith use of cash reasonably consistent with projections previously provided to Buyer.

          (d)  FIRPTA Certificate.  Company shall have provided Buyer with the
               ------------------
FIRPTA Notification Letter.

          (e)  Third Party Consents.  Buyer shall have been furnished with
               --------------------
evidence reasonably satisfactory to it of the consent or approval of those persons and entities whose consent or approval shall be required in order for Company to consummate the Merger or ensure the continuation of all contracts of Company, including but not limited to AOL's consent to the Merger pursuant to the AOL Advertising Insertion Order dated August 20, 1999.

          (f)  Resignation of Directors.  The directors of Company in office
               ------------------------
immediately prior to the Effective Time shall have resigned as directors of the Surviving Corporation effective as of the Effective Time.

          (g)  Employment and Non-Competition Agreements.  Each of Christopher
               -----------------------------------------
Kolb, Howard Vinik, and Timothy Seng shall have executed the Employment and Non-Competition Agreement.

          (h)  Confidentiality Agreements.  The employees and consultants of
               --------------------------
Company listed on Exhibit 6.3(h), who constitute all of Buyer's employees and consultants, shall have entered into Confidential Information and Invention Assignment Agreements in the Buyer's standard form, to be effective upon the Closing.

          (i)  Dissenting Stockholders.  Holders of no more than 10% of
               -----------------------
Company's issued and outstanding capital stock as of the Closing shall have elected to, or continue to have contingent rights to, exercise appraisal rights under Delaware Law as to such shares.

          (j)  Escrow Agreement.  The Escrow Agent and Stockholders' Agent
               ----------------
shall have executed and delivered to Buyer the Escrow Agreement.

          (k)  Intentionally omitted.

          (l)  Bergen Brunswig Fulfillment Agreement.  The Bergen Fulfillment
               -------------------------------------
Agreement executed and delivered concurrently with the execution of this Agreement, and as amended by the Bergen Letter Agreement, shall remain in full force and effect.

          (m)  IPO Lockup Agreement.  Each of the Company Stockholders and
               --------------------
Company option holders shall have executed Buyer's underwriters' standard form of 180 day lockup agreement in connection with Buyer's proposed initial public offering in the form attached as Exhibit 6.3(m).

          (n)  Service Mark License and Access Agreement.  The Service Mark
               -----------------------------------------
License and Access Agreement executed and delivered concurrently with the execution of this Agreement shall remain in full force and effect.

          (o)  Stockholder Agreement.  Each Company Stockholder shall have
               ---------------------
executed and delivered to Buyer the Stockholder Agreement in the form attached as Exhibit 6.3(o).
   --------------

          (p)  Purchasers' Representative.  Each of the Company Stockholders
               --------------------------
who is not an accredited investor as defined in Rule 501 of the Securities Act has appointed Geoffrey Matus to act as a "purchaser representative" as defined in Rule 501 of the Securities Act.

          (q)  Intentionally omitted.

          (r) Matus Advisory Agreement.  Geoffrey Matus shall have executed and
              ------------------------
delivered the Matus Advisory Agreement.

          (s)  Certificates.  Each of the Company Stockholders shall have
               ------------
executed and delivered to the Buyer the Certificates representing all of the shares of Company Common Stock outstanding, together with duly executed stock powers transferring such Certificates to Merger Sub.

          (t)  Assignment of URLs.  Geoffrey Matus shall have executed and
               ------------------
delivered an application for the assignment of the URLs "ePills.com," "ePills.net" and "Medicinas.com" to the Company.

                                 ARTICLE VII

                      TERMINATION, AMENDMENT AND WAIVER
                      ---------------------------------

     7.1  Termination.  At any time prior to the Effective Time, whether
          -----------
before or after approval of the matters presented in connection with the Merger by the shareholders of Company, this Agreement may be terminated:

          (a)  by mutual consent of Buyer and Company;

          (b) by Company or Buyer, by giving written notice to the other party, if the other party is in material breach of any representation, warranty, or covenant of such other party contained in this Agreement, which breach shall not have been cured, if subject to cure, within 15 days following receipt by the breaching party of written notice of such breach by the other party;

          (c) by Buyer, by giving written notice to the Company, if the Closing shall not have occurred on or before October 15, 1999 by reason of the failure of any condition precedent under Section 6.1 or 6.3 (unless the failure results primarily from a breach by Buyer or Merger Sub of any representation, warranty, or covenant of Buyer or Merger Sub contained in this Agreement or Buyer's failure to fulfill a condition precedent to closing or other default);

          (d) by Company, by giving written notice to Buyer, if the Closing shall not have occurred on or before October 15, 1999 by reason of the failure of any condition precedent under Section 6.1 or 6.2 (unless the failure results primarily from a breach by the Company of any representation, warranty, or covenant of Company contained in this Agreement or the Company's failure to fulfill a condition precedent to closing or other default);

     7.2  Effect of Termination.  In the event of termination of this
          ---------------------
Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer, Merger Sub or Company or their respective officers, directors, shareholders or affiliates, except to the extent that such termination results from the material breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of
Section 5.2 (Confidentiality) and this Section 7.2 shall remain in full force and effect and survive any termination of this Agreement.

     7.3  Amendment; Waiver.  The boards of directors of the parties hereto
          -----------------
may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                ARTICLE VIII

                               INDEMNIFICATION
                               ---------------

     8.1  Survival of Representations, Warranties and Covenants.
          -----------------------------------------------------
Notwithstanding any investigation conducted before or after the Closing Date, Buyer and the Company will be entitled to rely upon the other party's representations, warranties and covenants set forth in this Agreement. The obligations of the Buyer and the Company with respect to its representations, warranties, agreements and covenants will survive the Closing and continue in full force and effect for a period of six months after the Closing, provided that if a notice is given in accordance with the Escrow Agreement before the expiration of such six month period, then (notwithstanding the expiration of such time period) the representation, warranty or covenant applicable to such claim shall survive until, but only for the purpose of, the resolution of such claim.

     8.2  Indemnity by Company Shareholders.  From and after the Closing Date,
          ---------------------------------
and subject to the other provisions of this Article 8, each Company Stockholder shall jointly and severally indemnify and hold harmless Buyer and Surviving Corporation (an "Indemnified Person") against, and reimburse Buyer
                           ------------------
and/or Surviving Corporation for, any liability, damage, loss, obligation, demand, judgment, fine, penalty, cost or expense, including reasonable attorneys' fees and expenses, and the costs of investigation incurred in defending against or settling such liability, damage, loss, cost or expense or claim therefor and any amounts paid in settlement thereof (collectively "Damages") imposed on or reasonably incurred by Buyer as a result of: (i) any
 -------
breach of any representation or warranty or failure to perform any covenant on the part of Company under this Agreement, (ii) resulting from any claim by a Company Stockholder or former Company stockholder based upon an ownership right or alleged ownership right of any shares of stock of the Company, the form of consideration payable in the Merger or any actions of the board of directors of the Company in connection with the transactions contemplated by this Agreement or (iii) or arising out of any facts relating to [* * *]

     8.3  Method of Asserting Claims.  All claims for indemnification by an
          --------------------------
Indemnified Person pursuant to this Article VIII shall be made in accordance with the provisions of the Escrow Agreement.

     8.4  Limitations.  Notwithstanding anything to the contrary herein,
          -----------

          (a) the aggregate liability of the Company Stockholders for Damages under this Article VIII shall be limited to the Escrow Fund (or a portion thereof, as set forth in the Escrow Agreement). Except with respect to claims based on fraud, in the event the Merger occurs, the rights of an Indemnified Person under this Article VIII shall be limited exclusively to the right to receive the Escrow Shares (or a portion thereof, as set forth in the Escrow Agreement) and such indemnification shall be the exclusive remedy of the Indemnified Persons with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company contained in this Agreement. No Company Stockholder shall have any right of contribution against the Company with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.

          (b) Subject to Section 12(a) of the Escrow Agreement, the Company Stockholders shall have no obligation to indemnify the Indemnified Person pursuant to Section 8.2 hereof unless and until all Damages thereunder shall exceed $50,000 in the aggregate, at which point the Company Stockholders shall be responsible for all Damages (including the first $50,000 of such Damages) imposed on or incurred by the Indemnified Person. As used in this Agreement, "Damages" shall be determined after giving effect to the receipt by the Indemnified Person of any insurance proceeds relating to such Damages.

     8.5  Stockholders' Agent.  Geoffrey Matus shall be constituted and
          -------------------
appointed as agent ("Stockholders' Agent") for and on behalf of the Company
                     -------------------
Stockholders to give and receive notices and communications, to authorize delivery to Buyer of the Buyer Common Stock in satisfaction of claims by Buyer, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agent for the accomplishment of the foregoing. Notices or communications to or from the Stockholders' Agent shall constitute notice to or from each of the Company Shareholders. A decision, act, consent or instruction of the Stockholders' Agent shall constitute a decision of all Company Stockholders with respect to this Section 8 and shall be final, binding and conclusive upon each such Company Stockholder, and the Buyer may rely upon any decision, act, consent or instruction of the Stockholders' Agent as being the decision, act, consent or instruction of each and every such Company Stockholder.

* * * CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR A PORTION OF THIS EXHIBIT

                                 ARTICLE IX

                             GENERAL PROVISIONS
                             ------------------

     9.1  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                (a)  if to Buyer or Merger Sub, to:

                     HealthCentral.com
                     6001 Shellmound Street, Suite 800
                     Emeryville, CA  94608
                     Attn:  Chief Executive Officer
                     Facsimile No.:
                     Telephone No.:  510-250-2500

                     with a copy to:

                     Venture Law Group
                     2800 Sand Hill Road
                     Menlo Park, CA  94025
                     Attention:  Mark A. Medearis
                     Facsimile No.:  (415) 233-8386
                     Telephone No.:  (415) 854-4488

                (b)  if to Company, to:

                     ePills Inc.
                     5900 Hollis Street
                     Suite O
                     Emeryville, CA 94608
                     Attn:  President
                     Fax:  (510) 594-8285
                     Tel:  (510) 250-3110

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

                     with a copy to:

                     Baer Marks & Upham LLP
                     805 Third Avenue
                     New York, New York  10022
                     Attn: Steven S. Pretsfelder, Esq.
                     Facsimile No.: (212) 702-5941
                     Telephone No.: (212) 702-5730

                     and to:

                     Goldman, Spring, Schwartz & Kichler
                     40 Sheppard Avenue West
                     Suite 700
                     North York, Ontario  M2N 6K9
                     Canada
                     Attn: Samuel Schwartz, Esq.
                     Facsimile No.: (416) 225-4805
                     Telephone No.: (416) 225-9400

          (c) Each such notice or other communication shall be in writing and shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in Section 9.1 (with confirmation of transmission); or (ii) if given by any other means, when delivered at the address specified in Section 9.1. Any party by notice given in accordance with this Section 9.1 to the other party may designate another address (or telecopier number) or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

     9.2  Interpretation.  The table of contents and headings contained in
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this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, any reference to a party's "knowledge" or "to the best of its knowledge" means such party's actual knowledge after due and diligent inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of such matters.

     9.3  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.4  Entire Agreement; Nonassignability; Parties in Interest.  This
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Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Company Disclosure Schedule and the Buyer Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof,

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

except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; and (b) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

     9.5  Severability.  In the event that any provision of this Agreement, or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     9.7  Rules of Construction.  The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.8  Resolution of Conflicts; Arbitration.  Any dispute arising out of or
          ------------------------------------
related to this agreement, which cannot be resolved by negotiation, shall be settled by binding arbitration conducted by a single arbitrator, selected by mutual agreement of the Stockholder Agent and Buyer, conducted in the San Francisco Bay Area in accordance with the rules then in effect of the American Arbitration Association. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

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

     IN WITNESS WHEREOF, Buyer, Company, Merger Sub and Stockholder Agent have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                        HEALTHCENTRAL.COM



                                        By:__________________________________
                                             Name:___________________________
                                             Title:__________________________


                                        E-PILLS INC.



                                        By:__________________________________
                                             Name:___________________________
                                             Title:__________________________


                                        HC2 ACQUISITION CORPORATION



                                        By:__________________________________
                                             Name:___________________________
                                             Title:__________________________

                                       STOCKHOLDER AGENT


                                       _________________________________________
                                       GEOFFREY MATUS



           SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION

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